EXHIBIT 10.8

OMNIBUS AMENDMENT NO. 3

This OMNIBUS AMENDMENT NO. 3, dated as of July 5, 2024 (this “Amendment”) is by and among WestRock Company (“Existing Parent”), Smurfit WestRock plc (“Parent” or the “Performance Guarantor”), the originators listed on Schedule I hereto (the “Originators”), WestRock Financial, Inc., as borrower (the “Borrower” or the “Buyer”), WestRock Converting, LLC, as initial servicer (the “Servicer”), Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), in its capacity as administrative agent for the Lenders thereunder (together with its successors and assigns thereunder, the “Administrative Agent”) and the committed lenders party hereto (each a “Committed Lender” and collectively, the “Committed Lenders”). Each of the Borrower, the Servicer, the Administrative Agent and the Committed Lenders may be referred to herein as a “Party” or collectively as the “Parties.” Unless otherwise indicated, capitalized terms used in this Amendment are used with the meanings attributed thereto in the Credit and Security Agreement (as defined below) or, if not defined therein, in the Receivables Sale Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Administrative Agent and the Committed Lenders are party to the Eighth Amended and Restated Credit and Security Agreement, dated as of July 22, 2016 (as amended, modified or supplemented through the date hereof, the “Credit and Security Agreement”), by and among the Borrower, the Servicer, Rabobank, as Administrative Agent and in its capacity as funding agent for the Co-Agents and the Lenders or any successor funding agent thereunder (together with its successors and assigns thereunder, the “Funding Agent” collectively with the Administrative Agent and the Co-Agents, the “Agents”), and the Lenders and the Co-Agents from time to time party thereto;

WHEREAS, the Originators and the Borrower are party to the Sixth Amended and Restated Receivables Sale Agreement, dated as of July 22, 2016 (as amended, modified or supplemented through the date hereof, the “Receivables Sale Agreement”);

WHEREAS, the Existing Parent and Borrower are parties to the Ninth Amended and Restated Performance Undertaking, dated as of March 12, 2021 (as amended, modified or supplemented through the date hereof, the “Existing Performance Undertaking”);

WHEREAS, the Parties are also, as applicable, party to the other Transaction Documents (together with the Credit and Security Agreement and the Receivables Sale Agreement, the “Agreements”);

WHEREAS, the Parties hereto desire to amend the Agreements to which they are a party on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 14.1(b)(i) of the Credit and Security Agreement, the consent of the Committed Lenders is required for such amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.       Replacement of Existing Parent.

1.1 Effective as of the Effective Date, (i) any references in the Agreements to the Parent shall be deemed to refer to Smurfit WestRock plc rather than the Existing Parent, (ii) the Existing Parent shall no longer have any rights, obligations or duties in its capacity as “Parent” or “Performance Guarantor” under the Agreements, and is hereby released from all duties, obligations or liabilities arising thereunder in such capacities and (iii) the Existing Performance Undertaking shall automatically terminate.

2.       Amendments to Credit and Security Agreement. The Credit and Security Agreement is hereby amended as set forth in Exhibit A to this Amendment, with text marked in underline indicating additions to the Agreement and with text marked in ~~strikethrough~~ indicating deletions to the Credit and Security Agreement.

3.       Amendments to Receivables Sale Agreement. The Receivables Sale Agreement is hereby amended as set forth in Exhibit B to this Amendment, with text marked in underline indicating additions to the Agreement and with text marked in ~~strikethrough~~ indicating deletions to the Receivables Sale Agreement.

4.       Representations and Agreements.

4.1.       Each of the Loan Parties represents and warrants to the Agents and Lenders that it has duly authorized, executed and delivered this Amendment and that this Amendment constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

4.2.       Each of the Loan Parties further represents and warrants to the Agents and the Lenders that, as of the date hereof and as of the Effective Date (as defined below), each of its representations and warranties set forth in Section 2.1 of the Receivables Sale Agreement and Section 5.1 of the Credit and Security Agreement is true and correct as though made on and as of such date and that no event has occurred and is continuing that will constitute an Amortization Event or Unmatured Amortization Event.

5.       Conditions Precedent. This Amendment shall become effective as of July 5, 2024 (the “Effective Date”) upon satisfaction of the following conditions precedent:

5.1       the Administrative Agent shall have received a counterpart hereof duly executed by the Borrower, the Servicer, the Originators, the Parent, the Existing Parent, and each of the Committed Lenders;

5.2       the Administrative Agent shall have received those documents listed on Schedule II to this Amendment, in form and substance reasonably acceptable to the Administrative Agent; and

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5.3       the Agents shall have received Fed Reference Numbers by email of wiring of the Commitment Fees (as defined in the Fee Letter).

6.       Miscellaneous.

6.1.       Except as expressly amended hereby, the Agreements shall remain unaltered and in full force and effect, and each of the parties hereto hereby ratifies and confirms the Agreements to which it is a party.

6.2.       THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

6.3.       EACH OF THE PARTIES TO THIS AMENDMENT HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AMENDMENT AND IT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OF THE EXISTING PARENT, THE PARENT, THE ORIGINATORS OR THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY OF THE EXISTING PARENT, THE PARENT, THE ORIGINATORS, THE LOAN PARTIES AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE STATE OF NEW YORK.

6.4.       This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment

6.5       The Borrower agrees to pay to the Administrative Agent’s counsel the reasonable fees and disbursements incurred by such counsel in connection with this Amendment not later than five (5) Business Days following receipt of the related invoice.

<Balance of page intentionally left blank>

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

For and on behalf of WESTROCK FINANCIAL, INC., as Buyer and Borrower

By:	/s/ M. Benjamin Haislip
	Name:	M. Benjamin Haislip
	Title:	President and Treasurer

For and on behalf of WESTROCK COMPANY, as Existing Parent

By:	/s/ M. Benjamin Haislip
	Name:	M. Benjamin Haislip
	Title:	Senior Vice President and Treasurer

For and on behalf of SMURFIT WESTROCK PLC, as Parent and Performance Guarantor

By:	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Signatory

For and on behalf of WESTROCK CONVERTING, LLC, as Originator and Servicer

By:	/s/ M. Benjamin Haislip
	Name:	M. Benjamin Haislip
	Title:	Senior Vice President and Treasurer

For and on behalf of WESTROCK, LLC, as Originator

By:	/s/ M. Benjamin Haislip
	Name:	M. Benjamin Haislip
	Title:	Treasurer

[WestRock – Omnibus Amendment No. 3]

For and on behalf of
WESTROCK MILL COMPANY, LLC; WESTROCK - SOUTHERN CONTAINER, LLC;
WESTROCK COMPANY OF TEXAS; WestRock Charleston Kraft, LLC; WESTROCK MINNESOTA CORPORATION; WESTROCK CALIFORNIA, LLC;
WESTROCK CP, LLC;
WESTROCK - SOLVAY, LLC;
WESTROCK - GRAPHICS, INC.; WESTROCK COMMERCIAL, LLC; WESTROCK PACKAGING, INC.; WESTROCK CONSUMER PACKAGING GROUP, LLC;
WESTROCK PACKAGING SYSTEMS, LLC; WESTROCK MWV, LLC;
WESTROCK USC INC.;
WESTROCK SOUTHEAST, LLC; WESTROCK BOX ON DEMAND, LLC; WESTROCK COATED BOARD, LLC; WESTROCK TEXAS, L.P.;
WESTROCK VIRGINIA, LLC;
WestRock Container, LLC; WestRock Kraft Paper LLC; WestRock Longview, LLC; and WestRock Paper and Packaging, LLC, each as an Originator

By:	/s/ M. Benjamin Haislip
	Name:	M. Benjamin Haislip
	Title:	Senior Vice President and Treasurer

[WestRock – Omnibus Amendment No. 3]

COÖPERATIEVE RABOBANK, U.A., New York Branch, as Administrative Agent

By:	/s/ Robyn Carmel
	Name:	Robyn Carmel
	Title:	Executive Director

By:	/s/ Erin Scott
	Name:	Erin Scott
	Title:	Executive Director

COÖPERATIEVE RABOBANK, U.A., as a Committed Lender

By:	/s/ Robyn Carmel
	Name:	Robyn Carmel
	Title:	Executive Director

By:	/s/ Erin Scott
	Name:	Erin Scott
	Title:	Executive Director

[WestRock – Omnibus Amendment No. 3]

TD Bank, N.A., as a Committed Lender

By:	/s/ Steve Levi
	Name:	Steve Levi
	Title:	Senior Vice President

[WestRock – Omnibus Amendment No. 3]

WELLS FARGO BANK, N.A., as a Committed Lender

By:	/s/ Andres Robledo
	Name:	Andres Robledo
	Title:	Senior Assistant Vice President

[WestRock – Omnibus Amendment No. 3]

BANK OF NOVA SCOTIA, as a Committed Lender

By:	/s/ Nick Mantas
	Name:	Nick Mantas
	Title:	Director

[WestRock – Omnibus Amendment No. 3]

Mizuho bank, ltd., as a Committed Lender

By:	/s/ Jeremy Ebrahim
	Name:	Jeremy Ebrahim
Title:

[WestRock – Omnibus Amendment No. 3]

REGIONS BANK, as a Committed Lender

By:	/s/ Cecil Noble
	Name:	Cecil Noble
	Title:	Managing Director

[WestRock – Omnibus Amendment No. 3]

Schedule I

Schedule II

EXHIBIT A

EIGHTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated As Of JULY 22, 2016

Among

WESTROCK FINANCIAL, INC.,

As Borrower,

WESTROCK CONVERTING, LLC,

As Servicer,

THE LENDERS AND CO-AGENTS FROM TIME TO TIME PARTY HERETO,

AND

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

As Administrative Agent and As Funding Agent

-i-

(continued)

-ii-

(continued)

Page

Section 11.11.	Successor Funding Agent	43
Section 11.12.	Erroneous Payments	51

ARTICLE XII. ASSIGNMENTS; PARTICIPATIONS; REMOVAL		43

Section 12.1.	Assignments	43
Section 12.2.	Participations	44
Section 12.3.	Register	45
Section 12.4	Federal Reserve	45

ARTICLE XIII. SECURITY INTEREST		45

Section 13.1.	Grant of Security Interest	45
Section 13.2.	Termination after Final Payout Date	45

ARTICLE XIV. MISCELLANEOUS		46

Section 14.1.	Waivers and Amendments	46
Section 14.2.	Notices	47
Section 14.3.	Ratable Payments	47
Section 14.4.	Protection of Administrative Agent’s Security Interest	48
Section 14.5.	Confidentiality	48
Section 14.6.	Bankruptcy Petition	49
Section 14.7.	Limitation of Liability	49
Section 14.8.	CHOICE OF LAW	50
Section 14.9.	CONSENT TO JURISDICTION	50
Section 14.10.	WAIVER OF JURY TRIAL	50
Section 14.11.	Integration; Binding Effect; Survival of Terms	51
Section 14.12.	Counterparts; Severability; Section References	51
Section 14.13.	Release of Certain Defaulted Receivables	51
Section 14.14.	Patriot Act Notice	51
Section 14.15.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	51
Section 14.16.	Release of Excluded Receivables	51
Section 14.17.	Lender Consent	51

-iii-

Exhibits And Schedules

Exhibit I	Definitions

Exhibit II-A	Form of Borrowing Notice

Exhibit II-B	Form of Reduction Notice

Exhibit III-A	Places of Business of the Loan Parties and the Performance Guarantor; Locations of Records; Federal Employer Identification Number(s)

Exhibit III-B	Title IV ERISA Plans

Exhibit IV	Reserved

Exhibit V	Form of Assignment Agreement

Exhibit VI	Form of Monthly Report

Exhibit VII	Reserved

Schedule A	Commitments

Schedule B	Closing Documents

Schedule C	Lender Supplement

Schedule D	Originator Collection Accounts and Borrower Facility Account

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EIGHTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS EIGHTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of July 22, 2016 is entered into by and among:

(a)       WestRock Financial, Inc., a Delaware corporation (“Borrower”),

(b)       WestRock Converting, LLC, a Georgia limited liability company (“Converting”), as initial Servicer (the Servicer together with Borrower, the “Loan Parties” and each, a “Loan Party”),

(c)       Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), in its capacity as administrative agent for the Lenders hereunder or any successor administrative agent hereunder (together with its successors and assigns hereunder, the “Administrative Agent”) and in its capacity as funding agent for the Co-Agents and the Lenders or any successor funding agent hereunder (together with its successors and assigns hereunder, the “Funding Agent” collectively with the Administrative Agent and the Co-Agents, the “Agents”), and

(d)       the Lenders and the Co-Agents from time to time party hereto,

and amends and restates in its entirety that certain Seventh Amended and Restated Credit and Security Agreement dated as of June 29, 2015, as amended prior to the effectiveness of this Agreement, by and among the Loan Parties, Nieuw Amsterdam Receivables Corporation, B.V., Rabobank, individually and as a Co-Agent, the other Lenders and the Co-Agents from time to time party thereto, and Rabobank, as Administrative Agent.

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

Borrower desires to borrow from the Lenders from time to time.

Each Unaffiliated Committed Lender shall, at the request of Borrower, make its Percentage of such Advance.

The Conduits may, in their absolute and sole discretion, make Advances to Borrower from time to time. In the event that any Conduit declines to make its Conduit Group’s Percentage of any Advance, the applicable Conduit’s Committed Lender(s) shall, at the request of Borrower, make such Conduit Group’s Percentage of such Advance.

On the Amendment Closing Date the Merger Transaction shall have been consummated.

Rabobank has been requested and is willing to act as Administrative Agent and Funding Agent on behalf of the Lenders in accordance with the terms hereof.

ARTICLE I.

THE ADVANCES

Section 1.1.        Credit Facility.

(a)        Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date:

(i)        Borrower may request Advances in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Aggregate Commitment and the Borrowing Base (such lesser amount, the “Borrowing Limit”); and

(ii)        upon receipt of a copy of each Borrowing Notice, (A) each Unaffiliated Committed Lender severally agrees to fund a Loan in an amount equal to its Percentage of the requested Advance specified in such Borrowing Notice, and (B) each Co-Agent belonging to a Conduit Group shall determine whether its Conduit, if any, will fund a Loan in an amount equal to its Conduit Group’s Percentage of the requested Advance specified in such Borrowing Notice. In the event that a Co-Agent elects not to have its Conduit make any such Loan to Borrower, the applicable Co-Agent shall promptly notify the Funding Agent (who shall promptly notify the Borrower) and, unless Borrower cancels its Borrowing Notice as to all Lenders, (1) each Unaffiliated Committed Lender severally agrees to fund a Loan in an amount equal to its Percentage of the requested Advance, (2) each of such Conduit’s Committed Lenders severally agrees to fund a Loan in an amount equal to its Pro Rata Share of its Conduit Group’s Percentage of such Loan and (3) each other Conduit shall fund a Loan in an amount equal to its Percentage of the required Advance, provided that (x) at no time may the aggregate principal amount of any Conduit Group’s Loans outstanding, exceed the lesser of (x) the aggregate amount of such Conduit’s Committed Lenders’ Commitments, and (y) such Conduit Group’s Percentage of the Borrowing Base (such lesser amount, such Conduit Group’s “Allocation Limit”), and (y) at no time may the aggregate principal amount of any Unaffiliated Committed Lender’s Loans outstanding exceed the lesser of (x) such Unaffiliated Committed Lender’s Commitment and (y) its Percentage of the Borrowing Base (such lesser amount, such Unaffiliated Committed Lender’s “Allocation Limit”).

Each Advance shall be made ratably amongst the Conduit Groups and the Unaffiliated Committed Lenders, collectively, in accordance with their respective Percentages. Each of the Advances, and all other Obligations of Borrower, shall be secured by the Collateral as provided in Article XIII. Subject to Sections 1.6(d) and (e), it is the intent of the Conduits, but not the Committed Lenders, to fund all Advances by the issuance of Commercial Paper. Borrower shall not make a request for more than six (6) Advances during any calendar month, and no more than six (6) Advances shall occur, during any calendar month. No more than two (2) Advances shall occur, during any calendar week.

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(b)        Borrower may, upon at least 10 Business Days’ notice to the Funding Agent (who shall promptly provide such notice to the Co-Agents), terminate in whole or reduce in part, ratably among the Committed Lenders in accordance with their respective Commitments, the unused portion of the Aggregate Commitment; provided that each partial reduction of the Aggregate Commitment shall be in an amount equal to $20,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof) and shall reduce the Commitments of the Committed Lenders ratably in accordance with their respective Commitments.

Section 1.2.        Increases. Not later than 2:00 p.m. (New York City time) on the second (2nd) Business Day prior to a proposed borrowing, Borrower shall provide the Funding Agent with written notice of each Advance in the form set forth as Exhibit II-A hereto (each, a “Borrowing Notice”). The Funding Agent shall promptly provide each such Borrowing Notice to the Co-Agents. Each Borrowing Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $5,000,000 or a larger integral multiple of $100,000) and the Borrowing Date and the requested Interest Rate and Interest Period for any portion to be funded by any Committed Lender. Upon receipt of a Borrowing Notice, (a) each Unaffiliated Committed Lender severally agrees to fund a Loan in an amount equal to its Percentage of the requested Advance specified in such Borrowing Notice, and (b) each Co-Agent shall determine whether its Conduit will fund a Loan in an amount equal to its Conduit Group’s Percentage of the requested Advance specified in such Borrowing Notice. If a Conduit declines to make its Percentage of a proposed Advance, Borrower may cancel the Borrowing Notice as to all Lenders or, in the absence of such a cancellation, the Advance will be made by each Unaffiliated Committed Lender, each other Conduit and such Conduit’s Committed Lenders. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, each applicable Lender will cause the proceeds of its Loan comprising a portion of such Advance to be deposited to the Funding Account, in immediately available funds, no later than 2:30 p.m. (New York City time), in an amount equal to (i) in the case of a Conduit or an Unaffiliated Committed Lender, its Percentage of the principal amount of the requested Advance or (ii) in the case of a Conduit’s Committed Lender, each such Committed Lender’s Pro Rata Share of its Conduit Group’s Percentage of the principal amount of the requested Advance. The Funding Agent shall remit such funds (to the extent received in the Funding Account) to the Facility Account, no later than 4:00 p.m. (New York City time) on such date.

Section 1.3.        Decreases. Except as provided in Section 1.4, Borrower shall provide the Funding Agent with prior written notice by 2:00 p.m. (New York City time) of any proposed reduction of Aggregate Principal in the form of Exhibit II-B hereto in conformity with the Required Notice Period (each, a “Reduction Notice”). The Funding Agent shall promptly provide each such Reduction Notice to the Co-Agents. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Principal to be reduced which shall be applied ratably to the Loans of each of the Lenders in accordance with the principal amount (if any) thereof (the “Aggregate Reduction”). Borrower shall

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not make a request for more than one (1) Proposed Reduction Date, and no more than one (1) Aggregate Reduction shall occur, during any calendar week.

Section 1.4.        Deemed Collections; Borrowing Limit.

(a)        If on any day:

(i)        the Outstanding Balance of any Receivable is reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof, or

(ii)        the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii)        the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv)        the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than receipt of Collections thereon or such Receivable becoming a Defaulted Receivable), or

(v)        any of the representations or warranties of Borrower set forth in Section 5.1(i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable,

then, on such day, Borrower shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable, which Receivable shall then be released from the Collateral, and, effective as of the date on which the next succeeding Monthly Report is required to be delivered, the Borrowing Base shall be reduced by the amount of such Deemed Collection.

(b)        Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If at any time the aggregate outstanding principal amount of the Loans from any Unaffiliated Committed Lender or from any Conduit Group exceeds its Allocation Limit, or the aggregate principal amount of the Loans outstanding from any Conduit exceeds the Liquidity Commitments of its Conduit Group’s Committed Lenders pursuant to its Liquidity Agreement divided by 102%, Borrower shall prepay such Loans by wire transfer to the Funding Agent (for prompt remittance to the applicable Co-Agent) received not later than 12:00 noon (New York City time) on the next succeeding Settlement Date in an amount sufficient to eliminate such excess, together with accrued and unpaid

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interest on the amount prepaid (as allocated by the applicable Co-Agent), such that after giving effect to such payment the Aggregate Principal is less than or equal to the Borrowing Limit and each Conduit Group’s and each Unaffiliated Committed Lender’s respective Percentage of the Aggregate Principal is less than or equal to the applicable Allocation Limit.

Section 1.5.        Payment Requirements. All amounts to be paid or deposited by any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York City time) shall be deemed to be received on the next succeeding Business Day. For the avoidance of doubt, the delivery times referenced in the preceding sentence shall only apply to the payment of amounts due and payable by the Loan Parties. If such amounts are payable to a Lender they shall be paid to the Funding Account, for the account of such Lender, until otherwise notified by the Funding Agent on behalf of such Lender. The Funding Agent shall promptly remit such funds to the applicable Payment Account. The fees of the Lenders shall be invoiced and paid on a monthly basis pursuant to Article II hereof. For the avoidance of doubt, (i) the Administrative Agent shall calculate all amounts payable to the Lenders in connection with principal and Interest on Term SOFR Loans and (ii) each applicable Lender with a CP Rate Loan outstanding shall provide the Administrative Agent an invoice with respect to principal and Interest on any CP Rate Loans funded and outstanding by such Lender. All computations of CP Costs, Interest at a rate based on Adjusted Term SOFR, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Interest at the Alternate Base Rate, the Adjusted Federal Funds Rate or the Default Rate shall be made on the basis of a year of 365 days (or 366 days, when appropriate) for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.6.        Advances; Ratable Loans; Funding Mechanics; Liquidity Fundings.

(a)        Each Advance hereunder shall be made ratably by the Unaffiliated Committed Lenders and the Conduit Groups, collectively, in accordance with their respective Percentages.

(b)        Each Advance hereunder shall consist of one or more Loans made by (i) each Unaffiliated Committed Lender and (ii) the Conduits and/or the Committed Lenders in their Conduit Groups.

(c)        Each Lender funding any Loan shall cause the principal amount thereof to be wire transferred to the Funding Account (or to such other account as may be specified by Borrower in its Borrowing Notice) in immediately available funds as soon as possible and to be received by the Funding Agent in no event later than 2:30 p.m. (New York City time) on the applicable Borrowing Date. The Funding Agent shall promptly remit such funds (to the extent received in the Funding Account) to the Facility Account and in no event later than 4:00 p.m. (New York City time) on the applicable Borrowing

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Date. Any funds received in the Facility Account after 4:00 p.m. on any Business Day shall be deemed to be received on the next succeeding Business Day.

(d)        While it is the intent of each Conduit (but not of any Committed Lender) to fund and maintain each requested Advance through the issuance of Commercial Paper, the parties acknowledge that if any Conduit is unable, or determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Loans, or is unable to repay such Commercial Paper upon the maturity thereof, such Conduit shall put all or any portion of its Loans to the Committed Lenders in its Conduit Group at any time pursuant to its applicable Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans, Adjusted Federal Funds Rate Loans or Term SOFR Loans, or a combination thereof, selected by Borrower in accordance with Article IV and agreed to by the applicable Co-Agent. Regardless of whether a Liquidity Funding constitutes the direct funding of a Loan, an assignment of a Loan made by a Conduit or the sale of one or more participations in a Loan made by a Conduit, each Committed Lender in such Conduit’s Conduit Group participating in a Liquidity Funding shall have the rights of a “Lender” hereunder with the same force and effect as if it had directly made a Loan to Borrower in the amount of its Liquidity Funding.

(e)        Nothing herein shall be deemed to commit any Conduit to make Loans.

(f)        Change of Control. If there is a Change of Control prior to the Amortization Date: (i) the Servicer shall promptly notify the Administrative Agent and the Lenders upon becoming aware of that event; (ii) a Lender shall not be obliged to fund any new Advance requested under Section 1.1; and (iii) if the applicable Committed Lender (or, if applicable, the Co-Agent for the relevant Conduit Group) (an “Exiting Lender Group”) so requires and notifies the Administrative Agent within 20 Business Days of the Servicer notifying the Administrative Agent and the Lenders of the event, the Administrative Agent shall, on the first Settlement Date occurring after at least 60 days’ notice to the Borrower and the Servicer, cancel each Commitment of that Exiting Lender Group and declare the participation of that Exiting Lender Group in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Transaction Documents immediately due and payable.

ARTICLE II.
PAYMENTS AND COLLECTIONS

Section 2.1.        Payments. Borrower hereby promises to pay:

(a)        subject to Section 9.2, the Aggregate Principal on and after the Facility Termination Date as and when Collections are received; provided, that the outstanding principal of all Loans relating to any Prepaid Lender shall be payable on and after the related Prepayment Date as and when Collections are received and in accordance with Section 2.2;

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(b)        the fees set forth in the Fee Letter and the Funding Agent Fee Letter on the dates specified therein;

(c)        all accrued and unpaid Interest and CP Costs on the Loans on each Settlement Date applicable thereto; and

(d)        all Indemnified Amounts upon demand.

Section 2.2.        Collections Prior to Amortization. On each Settlement Date prior to the Amortization Date, the Servicer shall deposit to the Funding Account (and the Funding Agent shall promptly remit such funds to each applicable Payment Account, for distribution to the applicable Lenders), a portion of the Collections received by it during the preceding Settlement Period (after deduction of its Servicing Fee) equal to the sum of the following amounts for application to the Obligations in the order specified:

first, to the Funding Agent, the payment of all accrued and unpaid fees under the Funding Agent Fee Letter; provided that the aggregate amount payable pursuant to this clause “first” shall not exceed $200,000 in any one calendar year, second, ratably to the payment of all accrued and unpaid CP Costs, Facility Fee and Interest that are then due and owing,

third, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing to any Lender or its Co-Agent,

fourth, if required under Section 1.3 or 1.4, to the ratable reduction of the outstanding principal of each of the Loans,

fifth, to the Exiting Lender Groups (ratably, based on the amount due and owing at such time), for the payment of all Borrower Obligations then due and owing by the Borrower to such Exiting Lender Groups;

sixth, for the ratable payment of all other unpaid Obligations of Borrower (including Prepaid Lender Amounts), if any, that are then due and owing.

The balance, if any, shall be paid to Borrower or otherwise in accordance with Borrower’s instructions. Collections applied to the payment of Obligations of Borrower shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2, shall be shared ratably (within each priority) among the applicable payees in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

Section 2.3.        Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Amortization Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Administrative Agent (as directed by any Co-Agent) (after deduction of any accrued and unpaid Servicing Fee as of such date) remit to the Funding Account of the amounts set

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aside and held in trust pursuant to the preceding sentence. The Funding Agent shall promptly remit the applicable Percentage of such funds to each applicable Payment Account, and apply such amounts to reduce the Obligations of Borrower as follows:

first, to the Funding Agent, the payment of all accrued and unpaid fees under the Funding Agent Fee Letter; provided that the aggregate amount payable pursuant to this clause “first” shall not exceed $200,000 in any one calendar year, second, to the reimbursement of each Unaffiliated Committed Lender’s or the applicable Conduit Group’s Percentage of the costs of collection and enforcement of this Agreement incurred by the Administrative Agent and the Funding Agent, third, ratably to the payment of all accrued and unpaid CP Costs, Facility Fee and Interest,

fourth, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

fifth, to the ratable reduction of such Unaffiliated Committed Lender’s or such Conduit Group’s Percentage of the Aggregate Principal,

sixth, for the ratable payment of all other unpaid Obligations of Borrower, and seventh, after the Final Payout Date, to Borrower.

Collections applied to the payment of Obligations of Borrower shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3, shall be shared ratably (within each priority) among the Co-Agents and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

Section 2.4.        Payment Rescission. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Funding Account the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such rescission, return or refunding to the date of payment. The Funding Agent shall promptly remit such funds to the applicable Payment Account (for application to the Person or Persons who suffered such rescission, return or refund).

ARTICLE III.
CONDUIT FUNDING

Section 3.1.        CP Costs. Borrower shall pay CP Costs with respect to the principal balance of each Conduit’s Loans from time to time outstanding.

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Section 3.2.        Calculation of CP Costs. Not later than the 3rd Business Day immediately preceding each Monthly Reporting Date, each Conduit shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Calculation Period then most recently ended and shall notify the Funding Agent, who shall promptly notify Borrower of such aggregate amount, not later than the 2nd Business Day immediately preceding such Monthly Reporting Date.

Section 3.3.        CP Costs Payments. (a) With respect to CP Rate Loans made by a Pooled Fund Conduit, on each Settlement Date, Borrower shall pay to the Funding Account for further remittance by the Funding Agent to each of the Co-Agents (for the benefit of its respective Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all such CP Rate Loans of such Conduit for the calendar month then most recently ended and (b) with respect to CP Rate Loans made by a Conduit that is not a Pooled Fund Conduit, on each Settlement Date, Borrower shall pay to the Funding Account for further remittance by the Funding Agent to each of the Co-Agents (for the benefit of its respective Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all such CP Rate Loans of such Conduit, in each case in accordance with Article II.

Section 3.4.        Default Rate. From and after the occurrence and during the continuance of an Amortization Event, all Loans of the Conduits shall accrue Interest at the Default Rate.

ARTICLE IV.
COMMITTED LENDER FUNDING

Section 4.1.        Committed Lender Funding. Prior to the occurrence and continuance of an Amortization Event, the outstanding principal balance of each Loan made by an Unaffiliated Committed Lender and each Liquidity Funding shall accrue interest for each day during its Interest Period at either Adjusted Term SOFR, the Adjusted Federal Funds Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Borrower gives notice to the Funding Agent (who shall promptly forward such notice to the applicable Co-Agent) of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Loan transferred to the Committed Lenders in its Conduit Group by the applicable Conduit pursuant to its Liquidity Agreement shall be the Adjusted Federal Funds Rate or Alternate Base Rate (unless the Default Rate is then applicable). If the applicable Committed Lenders in a Conduit Group acquire by assignment from the applicable Conduit any Loan pursuant to a Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.

Section 4.2.        Interest Payments. On the Settlement Date for each Loan of an Unaffiliated Committed Lender and each Liquidity Funding, Borrower shall pay to the Funding Account for further remittance by the Funding Agent to the applicable Co-Agent (for the benefit of the related Committed Lenders) an aggregate amount equal to the accrued and unpaid Interest on each such Loan or Liquidity Funding in accordance with Article II.

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Section 4.3.        Selection and Continuation of Interest Periods.

(a)        Borrower shall from time to time request Interest Periods for the Loans of each Unaffiliated Committed Lender and the Liquidity Fundings, provided that if at any time any such Loan of such Unaffiliated Committed Lender or Liquidity Funding is outstanding, Borrower shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (A) of the definition of Settlement Date; and provided further, that the decision as to whether a Conduit will utilize Liquidity Fundings shall reside with the applicable Co-Agent and not with Borrower.

(b)        Borrower or the applicable Committed Lender (or, if applicable, such Committed Lender’s Co-Agent), upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the “Terminating Tranche”) for any Loan of any Unaffiliated Committed Lender or Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Loan or Liquidity Funding into multiple Loans or Liquidity Fundings, as the case may be, (ii) combine any such Loan of such Unaffiliated Committed Lender or Liquidity Funding with one or more other Loans of such Unaffiliated Committed Lender or Liquidity Fundings, as applicable, that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Loan of such Unaffiliated Committed Lender or Liquidity Funding with a new Loan or Liquidity Funding, as applicable, to be made by the Committed Lenders on the day such Terminating Tranche ends.

Section 4.4.        Committed Lender Interest Rates. Subject to Section 4.5, the initial Interest Rate for any Loan of each Unaffiliated Committed Lender and each Liquidity Funding shall be Adjusted Term SOFR (unless the Default Rate is then applicable). If, in such case, Adjusted Term SOFR is not available pursuant to Section 4.5, such Committed Lender may fund such Loan at Adjusted Federal Funds Rate or Alternate Base Rate. Borrower shall by 12:00 noon (New York City time): (i) at least two (2) Business Days prior to the expiration of any Terminating Tranche with respect to which Adjusted Term SOFR is being requested as the Interest Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate or the Adjusted Federal Funds Rate is being requested as a new Interest Rate, give the Funding Agent irrevocable notice of the applicable Interest Rate for the Loan or Liquidity Funding associated with such Terminating Tranche. The Funding Agent shall promptly provide such notice to the applicable Co-Agent. The initial Interest Rate for any Loan transferred by a Conduit to the Committed Lenders in its Conduit Group pursuant to its Liquidity Agreement shall be Adjusted Term SOFR (unless the Default Rate is then applicable). If, in such event, Adjusted Term SOFR is not available pursuant to Section 4.5, such Committed Lenders may fund such Loan at Adjusted Federal Funds Rate or Alternate Base Rate.

Section 4.5.        Benchmark Replacement Setting.

(a)        Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace

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the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement”, without any further action or consent of any other party to this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement”, at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Committed Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.5(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)        Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement (or the Term SOFR Reference Rate), the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)        Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.5(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.5.

(d)        Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it

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is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)       Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of, Term SOFR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans in the amount specified therein. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(f)       Benchmark Calculations. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the continuation of, administration of, submission of, calculation of, or any other matter related to “Alternate Base Rate”, “SOFR”, “Term SOFR” or the “Term SOFR Reference Rate”, any component definition thereof or rates referenced in the definition thereof or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) the then-current Benchmark or any Benchmark Replacement, (ii) any alternative, successor or replacement rate implemented pursuant to Section 4.5, whether upon the occurrence of a Benchmark Transition Event and (iii) the effect, implementation or composition of any Conforming Changes, including without limitation, (A) whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Alternate Base Rate, the existing Benchmark or any subsequent Replacement Benchmark prior to its discontinuance or unavailability (including Term SOFR, the Term SOFR Reference Rate or any other Benchmark), and (B) the impact or effect of such alternative, successor or replacement reference rate or Conforming Changes on any other financial products or agreements in effect or offered by or to the Borrower, the Servicer, any Originator, the Parent, the Performance Guarantor or any of their respective Affiliates). The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate or any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, the Parent, the Servicer, the Performance Guarantor, any Originator, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate or any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.

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Section 4.6.        Default Rate. From and after the occurrence and during the continuance of an Amortization Event, all Loans of any Unaffiliated Committed Lender and all Liquidity Fundings shall accrue Interest at the Default Rate.

Section 4.7.        Circumstances Affecting Term SOFR. Subject to Section 4.5, in connection with any Term SOFR Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed Term SOFR Loan on or prior to the first day of such Interest Period, (ii) the Required Committed Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and the Required Committed Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a Term SOFR Loan, shall be suspended (to the extent of the affected Term SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Committed Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.8. Subject to Section 4.5, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Alternate Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

Section 4.8.        Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Term SOFR Loan. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Loan Parties under this Section 4.8 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

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ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.1.        Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants to the Agents and the Lenders, as to itself, as of the date hereof, as of the date of each Advance and as of each Settlement Date that:

(a)        Existence and Power. Such Loan Party’s jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Loan Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Loan Party is validly existing and in good standing under the laws of its state of organization. Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.

(b)        Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower’s use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party have been duly executed and delivered by such Loan Party.

(c)        No Conflict. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)        Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

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(e)        Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Loan Party’s knowledge, threatened in writing, against or affecting such Loan Party, or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default with respect to any order of any court, arbitrator or Governmental Authority.

(f)        Binding Effect. This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)        Accuracy of Information. All written information heretofore furnished by such Loan Party or any of its Affiliates to the Agents or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Loan Party or any of its Affiliates to the Agents or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading; provided, however, that with respect to projected or pro forma financial information and information of a general economic or industry specific nature, the Borrower represents only that such information has been prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time of preparation.

(h)        Use of Proceeds. Borrower represents and warrants that no proceeds of any Advance hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)        Good Title. Borrower represents and warrants that: (i) Borrower is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents, and (ii) there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s ownership interest in each Receivable, its Collections and the Related Security.

(j)        Perfection. Borrower represents and warrants that: (i) this Agreement is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim except as created by the Transaction Documents, and (ii) there have been or (within 2 Business Days after the date of any

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Advance) will be duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Secured Parties) security interest in the Collateral. Each of the Loan Parties represents and warrants that such Loan Party’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor with respect to collateral.

(k)        Places of Business and Locations of Records. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III-A or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Borrower’s Federal Employer Identification Number is correctly set forth on Exhibit III-A.

(l)        Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III-A to the Receivables Sale Agreement. While Borrower has granted Servicer access to the Lock-Boxes and Collection Accounts prior to delivery of a Collection Notice, Borrower has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)        Material Adverse Effect. (i) The initial Servicer represents and warrants that since September 30, 2023, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since September 30, 2023 no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Borrower, (B) the ability of Borrower to perform its obligations under the Transaction Documents, or (C) the collectability of the Receivables generally or any material portion of the Receivables.

(n)        Names. Borrower represents and warrants that: (i) the name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized, and (ii) in the past five (5) years, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

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(o)        Ownership of Borrower. Parent owns, directly or indirectly, 100% of the issued and outstanding Equity Interest of Borrower, free and clear of any Adverse Claim. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Borrower.

(p)        Not an Investment Company. Such Loan Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute (the “Investment Company Act”). The Borrower is not a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Act, commonly known as the “Volcker Rule.” In making this determination, the Borrower is relying on the exclusion in Section 3(c)(5) of the Investment Company Act, although other exclusions or exemptions may also be available to the Borrower.

(q)        Compliance with Law. Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Borrower represents and warrants that each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.

(r)        Compliance with Credit and Collection Policy. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Administrative Agent has been notified in accordance with Section 7.1(a)(vii).

(s)        Taxes. Such Loan Party has filed all material tax returns and reports required by law to be filed by it and has paid all material taxes and governmental charges owed, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles have been set aside on its books.

(t)        Payments to Applicable Originator. Borrower represents and warrants that: (i) with respect to each Receivable transferred to Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt, and (ii) no transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(u)        Enforceability of Contracts. Borrower represents and warrants that each Contract with respect to each Receivable is effective to create, and has created, a legal,

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valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(v)        Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

(w)        Borrowing Limit. Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.

(x)        Accounting. The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

(y)        Sanctions/Anti-Corruption Representations. (i) No Loan Party or any Material Subsidiary, as far as it is aware (having made reasonably enquiry): (a) is conducting its businesses and is in compliance with applicable anti-corruption laws in all material respects; (b) maintains policies and procedures reasonably designed to promote and achieve compliance with such laws applicable to it in the jurisdictions in which it operates; (c) is not subject or party to any material transaction pursuant to which it has made, offered to make, promised to make or authorised any Prohibited Payment; and (d) is not subject to any investigation by any governmental entity with regard to any actual or alleged Prohibited Payment which is reasonably likely to be adversely determined and which, if adversely determined, would reasonably be likely to have a Material Adverse Effect.

(ii) No Loan Party or any Material Subsidiary is (x) a Restricted Party; or (y) has received written notice of or is or has been the subject of any claim, action, suit, proceeding or investigation with respect to Sanctions. The representations and warranties made under the previous sentence are made by any Loan Party only if and to the extent that the making of such representations and warranties does not result in a violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes) or any similar applicable anti-boycott law or regulation. For a Lender that notifies the Administrative Agent that it is to be regarded as a “Non-Eligible Finance Party” for this purpose (each a Non-Eligible Finance Party), this Section 5 shall only apply for the benefit of that Non-Eligible Finance Party to the extent that such application does not result in (i) any violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes), (ii) any violation of the Blocking Regulation, or (iii) any violation of, or conflict with any similar applicable anti-boycott law or regulation. In connection with any amendment, waiver, determination or direction relating to any part of this Section 5 of which a Non-Eligible Finance Party does not have the benefit, the

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Commitments of that Non-Eligible Finance Party will be excluded for the purpose of determining whether the consent of the Required Committed Lenders or all the Lenders has been obtained or whether the determination of the Required Committed Lenders or all the Lenders has been made.

(z)        ERISA. (i) Identification of Plans. Except as disclosed on Exhibit III-B, as of the Amendment Closing Date or as of the last date Exhibit III-B was updated to reflect the establishment of a new plan in accordance with Section 7.1(b)(vii), none of the Performance Guarantor, the Loan Parties, their Subsidiaries or any of their respective ERISA Affiliates maintains, contributes to, or has any obligation to contribute to, or has during the past seven (7) years maintained, contributed to, or had any obligation to contribute to any Plan that is subject to Title IV of ERISA, except as could not, along or in combination with all such Plans, reasonably be expected to have a Material Adverse Effect.

(ii)        Compliance. Each Plan maintained by the Loan Parties and their Subsidiaries has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Loan Parties and their Subsidiaries are subject to no tax or penalty with respect to any Plan of such Person or any ERISA Affiliate thereof, including, without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, in each case where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.1(z) (taken as a whole), would in the aggregate have a Material Adverse Effect.

(iii)        Liabilities. None of the Loan Parties or any of their Subsidiaries is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of the Loan Parties, their Subsidiaries and their respective ERISA Affiliates, including, without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, in each case where such liabilities, together with all other liabilities referred to in this Section 5.1(z) (taken as a whole), would in the aggregate have a Material Adverse Effect.

(iv)        Funding. Each Loan Party and their Subsidiaries and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, in each case where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Material Adverse Effect. No Loan Party is subject to any liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.1(z) (taken as a whole), would have a Material Adverse Effect if such amounts were then due and payable.

(v)        ERISA Event. No ERISA Event has occurred or is reasonably expected to occur, except for such ERISA Events that individually or in the aggregate would not have a Material Adverse Effect.

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(aa)        None of the Loan Parties nor any of their Subsidiaries has violated, in any material respect (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto or (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) or (c) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). No part of the proceeds of any Loan will be used, directly or indirectly by the Borrower for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or the Corruption of Foreign Public Officials Act (Canada).

Section 5.2.        Certain Committed Lender Representations and Warranties. Each Committed Lender hereby represents and warrants to the Administrative Agent, the Funding Agent, the applicable Co-Agent, the applicable Conduit (if any), and the Loan Parties that:

(a)        Existence and Power. Such Committed Lender is a banking association or a limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power to perform its obligations hereunder and under its Liquidity Agreement, if applicable.

(b)        No Conflict. The execution and delivery by such Committed Lender of this Agreement and its Liquidity Agreement and the performance of its obligations hereunder and thereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws or other organizational documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement and, if applicable, its Liquidity Agreement have been duly authorized, executed and delivered by such Committed Lender.

(c)        Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution and delivery by such Committed Lender of this Agreement or, if applicable, its Liquidity Agreement and the performance of its obligations hereunder or thereunder.

(d)        Binding Effect. Each of this Agreement and, if applicable, its Liquidity Agreement constitutes the legal, valid and binding obligation of such Committed Lender enforceable against such Committed Lender in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general

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principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI.
CONDITIONS OF ADVANCES

Section 6.1.        Conditions Precedent to Initial Advance. The initial Advance under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Advance those documents listed on Schedule A to the Receivables Sale Agreement and those documents listed on Schedule B to this Agreement and (b) the Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement, the Funding Agent Fee Letter and the Fee Letter.

Section 6.2.        Conditions Precedent to All Advances. Each Advance and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Agents shall have received on or prior to the date thereof, in form and substance satisfactory to the Agents, all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; and (c) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):

(i)        the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Advance (or such Settlement Date, as the case may be) as though made on and as of such date;

(ii)        no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute (A) an Amortization Event or (B) an Unmatured Amortization Event; and

(iii)        after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit.

ARTICLE VII.
COVENANTS

Section 7.1.        Affirmative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:

(a)        Financial Reporting. Such Loan Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with the Accounting Principles, and furnish or cause to be furnished to the Agents:

(i)        Annual Reporting. As the same become available, but in any event within 120 days after the end of each of its financial years, (A) the audited consolidated financial statements of the Parent for that financial year (the “Annual Financial Statements”), and (B) financial statements (which shall

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include balance sheets, statements of income and retained earnings and a statement of cash flows) for Borrower for such fiscal year certified by an Authorized Officer of Borrower; provided, if the common stock of the Parent is listed or registered with an internationally recognized exchange and the regulators or other relevant authority of such exchange grant dispensation for the Parent to delay the publication of its financial statements, the time period for the delivery of financial statements in accordance with this clause (i) will be automatically extended to any new date by which the Parent is required by such regulator or authority to publish those financial statements.

(ii)        Interim Reporting. As soon as the same becomes available, but in any event within 90 days of the end of the first half of each of its financial years (commencing with the financial statements in respect of the first half of the financial year ending on 31 December 2025) either, (A) the consolidated financial statements of the Parent for that financial half-year or (B) the consolidated financial statements of the Parent for the second financial quarter of that financial year (in either case, the “Interim Financial Statements”).

(iii)        Requirements as to financial statements.

(A) The Borrower (or the Parent) must notify the Administrative Agent of any material change in the Accounting Principles used in the Annual Financial Statements or Interim Financial Statements.

(B) If requested by the Administrative Agent, the Borrower (or the Parent) must supply to the Administrative Agent:

(x) a full description of any change notified under paragraph (A) above; and

(y) a reconciliation statement (the “Reconciliation Statement”) showing sufficient information in such detail and format as may be reasonably required by the Administrative Agent to enable the Agents to make a proper comparison between the financial position shown by the set of Financial Statements prepared on the changed basis and the most recent Annual Financial Statements delivered to the Administrative Agent under this Agreement and prepared according to the Accounting Principles,

(C) Following any change referred to in paragraph (A) above, the Administrative Agent shall if requested by the Borrower (or the Parent) enter into discussions for a period of not more than 30 days and use reasonable endeavors to agree any amendments required to be made to any provisions of this Agreement which the Borrower and the Administrative Agent consider appropriate to ensure that the change does not result in a material alteration to the commercial effect of the terms of this Agreement. Any agreement between the Borrower (or the Parent) and the Administrative Agent, will be binding on all the parties hereto and from the

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time of such agreement, no Reconciliation Statements will be required to be delivered in respect of the relevant changes.

(D) If no agreement is reached under paragraph (C) above on the required amendments to this Agreement, the Borrower (or the Parent) may, at the expiry of the 30 day period mentioned in paragraph (C) above (or earlier if the Administrative Agent acknowledges that no agreement will be reached within such period), appoint an independent firm of auditors or accountants (in each case acting as experts and not arbitrators) to determine any amendment required to be made to any provisions of this Agreement which those auditors or accountants consider appropriate to ensure that the change does not result in a material alteration to the commercial effect of the terms of this Agreement. Those amendments shall take effect when so determined by those auditors or accountants, and from the time of such determination no Reconciliation Statements will be required to be delivered in respect of the relevant changes. The cost and expense of those auditors or accountants shall be for the account of the Borrower.

(E) Any ratios, computations and other determinations shall be calculated in conformity with such applicable Accounting Principles (provided that no Unmatured Amortization Event or Amortization Event shall arise from a breach of, or non-compliance with, the Transaction Documents solely due to the re-calculation of a ratio, computation or determination under the Transaction Documents in conformity with such applicable Accounting Principles).

(iv)        [Reserved].

(v)        Shareholder and other Creditor Information. At the same time, or as soon as reasonably practicable after, all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally.

(vi)        Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Lender, copies of the same.

(vii)        Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agents’ consent thereto.

(viii)        Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Loan Party as any Agent may from time to time reasonably request in order to protect the interests of the

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Administrative Agent and the Lenders under or as contemplated by this Agreement.

Notwithstanding anything herein to the contrary, upon (i) publishing any of the items in this Section 7.1(a) on the Parent’s website or (ii) public filing by Parent or any of its Affiliates of any of the items in this Section 7.1(a) with the SEC for public availability, such items shall be deemed to have been furnished to the Agents in compliance herewith.

(b)        Notices. Such Loan Party will notify the Agents in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)        Amortization Events or Unmatured Amortization Events. The occurrence of each Amortization Event and each Unmatured Amortization Event.

(ii)        Termination Date. The occurrence of the Termination Date under the Receivables Sale Agreement.

(iii)        Notices under Receivables Sale Agreement. Copies of all notices delivered under the Receivables Sale Agreement.

(iv)        Downgrade of Performance Guarantor. Any downgrade in the rating of any Debt of Performance Guarantor by S&P or Moody’s, setting forth the Debt affected and the nature of such change.

(v)        Material Adverse Effect. The occurrence of any other event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

(vi)        Independent Director. The decision to appoint a new director of the Borrower as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) Business Days prior to the effective date of such appointment (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director in which case the Borrower shall provide written notice of such election or appointment within ten (10) Business Days after the happening of such event) and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”

(vii)        ERISA Plans. An updated copy of Exhibit III-B, if the Performance Guarantor, the Loan Parties and/or any of their respective Subsidiaries or ERISA Affiliates have established a new Plan since the Amendment Closing Date or since the date such Exhibit III-B was last updated, except as could not, alone or in combination with all such plans, reasonably be expected to have a Material Adverse Effect, which shall be delivered concurrently with the delivery of the financial statements described in Section 7.1(a)(ii).

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(c)        Compliance with Laws and Preservation of Corporate Existence. Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Such Loan Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify would not reasonably be expected to have a Material Adverse Effect.

(d)        Audits. Such Loan Party will furnish to the Funding Agent such information with respect to it and the Receivables as may be reasonably requested by each of the Co-Agents from time to time. To obtain such information, a Co-Agent shall submit its information request to the Funding Agent and the Funding Agent shall forward such request to the applicable Loan Party. The applicable Loan Party shall provide such information to the Funding Agent who will then forward it to the Co-Agent who requested the information. The Loan Parties shall have no obligation to respond to requests for information which is submitted directly to the Loan Parties. Such Loan Party will, from time to time during regular business hours as requested by any Co-Agent upon reasonable notice and at the sole cost of such Loan Party, permit a third party reasonably acceptable to the Required Committed Lenders (and shall cause each Originator to permit such third party): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Collateral or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event has occurred and is continuing, (A) the Loan Parties shall only be responsible for the costs and expenses of the first Review conducted in each calendar year, (B) the Agents, collectively, will not request more than three (3) Reviews in any one calendar year and (C) the scope of any such Review shall be as reasonably and mutually agreed upon by the Co-Agents. The first Review in each calendar year shall be conducted solely at the request of the Administrative Agent. Each Review (other than the first Review occurring during any calendar year) shall be conducted solely at the request of the Required Committed Lenders. The Co-Agents (on behalf of the Lenders) shall be responsible for the costs and expenses incurred in connection with each Review (other than the first Review occurring during any calendar year) in an amount equal to its Percentage or Pro Rata Share of its Conduit Group’s Percentage, as applicable. For the avoidance of doubt, following the occurrence and during the continuance of an Amortization Event, there shall be no limitation placed upon the number of Reviews conducted at the sole cost and expense of a Loan Party under this Section 7.1(d). The Loan Parties agree that the Loan Parties shall participate in a due diligence meeting to occur once per calendar year subject to terms and conditions that are reasonably satisfactory to the Co-Agents. With respect to the annual audit to be completed in 2024, the Loan Parties shall

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take reasonable steps to promptly address any material findings set forth therein upon completion.

(e)        Keeping and Marking of Records and Books.

(i)        The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)        Such Loan Party will (and will cause each Originator to): (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Agents, describing the Administrative Agent’s security interest in the Collateral and (B) upon the request of the Agents following the occurrence and during the continuance of an Amortization Event: (x) mark each Contract with a legend describing the Administrative Agent’s security interest and (y) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

(f)        Compliance with Contracts and Credit and Collection Policy. Such Loan Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)        Maintenance and Enforcement of Receivables Sale Agreement and Performance Undertaking. Borrower will maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Required Committed Lenders and the Administrative Agent. Borrower will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement. Borrower will take all

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actions to perfect and enforce its rights and interests (and the rights and interests of the Agents and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(h)        Ownership. Borrower will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Borrower therein as the Administrative Agent may reasonably request, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request.

(i)        Lenders’ Reliance. Borrower acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent may from time to time reasonably request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than Borrower) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower will:

(i)        maintain books, financial records and bank accounts in a manner so that it will not be difficult or costly to segregate, ascertain and otherwise identify the assets and liabilities of Borrower;

(ii)        not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other person or entity except for payments that may be received in any Lock-Box prior to 30 days after the date of this Agreement;

(iii)        observe all appropriate corporation procedures and formalities;

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(iv)        pay its own liabilities, losses and expenses only out of its own funds;

(v)        maintain separate financial statements except that the Borrower’s assets may be included in a consolidated financial statement of its Affiliates if (i) appropriate notations are made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliates and such financial statements indicate that the Borrower’s assets are not available to satisfy the debts and other obligations of such Affiliates and (ii) such assets shall be listed on the Borrower’s own separate balance sheet;

(vi)        Reserved;

(vii)        not guarantee or become obligated for the debts or obligations of any other entity or person;

(viii)        not hold out its credit as being available to satisfy the debts or obligations of any other person or entity;

(ix)        hold itself out as an entity separate and distinct from any other person or entity (including its Affiliates);

(x)        correct any known misunderstanding regarding its separate identity;

(xi)        use separate stationery, business cards, purchase orders, invoices, checks and the like bearing its own name;

(xii)        compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;

(xiii)        to the extent that Borrower and any of its Affiliates occupy any premises in the same location, allocate fairly, appropriately and nonarbitrarily any rent and overhead expenses among and between such entities with the result that each entity bears its fair share of all such rent and expenses;

(xiv)        to the extent that Borrower and any of its Affiliates share the same officers, allocate fairly, appropriately and nonarbitrarily any salaries and expenses related to providing benefits to such officers between or among such entities, with the result that each such entity will bear its fair share of the salary and benefit costs associated with all such common or shared officers;

(xv)        to the extent that Borrower and any of its Affiliates jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately and nonarbitrarily any costs and expenses incurred in so doing between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses;

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(xvi)        to the extent Borrower contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of its Affiliates, allocate fairly, appropriately and nonarbitrarily any costs incurred in so doing to the entity for whose benefit such goods or services are provided, with the result that each such entity bears its fair share of all such costs;

(xvii)      not make any loans to any person or entity (other than such intercompany loans between Borrower and each Originator contemplated by the Transaction Documents) or buy or hold any indebtedness issued by any other person or entity (except for cash and investment-grade securities);

(xviii)    conduct its own business in its own name;

(xix)        except as contemplated by the Transaction Documents hold all of its assets in its own name;

(xx)        maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;

(xxi)        not pledge its assets for the benefit of any other Person;

(xxii)      not identify itself as a division or department of any other entity;

(xxiii)    maintain adequate capital in light of its contemplated business operations and in no event less than the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;

(xxiv)     conduct transactions between Borrower and third parties in the name of Borrower and as an entity separate and independent from each of its Affiliates;

(xxv)       cause representatives and agents of Borrower to hold themselves out to third parties as being representatives or agents, as the case may be, of Borrower;

(xxvi)     cause transactions and agreements between Borrower, on the one hand, and any one or more of its Affiliates, on the other hand (including transactions and agreements pursuant to which the assets or property of one is used or to be used by the other), to be entered into in the names of the entities that are parties to the transaction or agreement, to be formally documented in writing

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and to be approved in advance by the Board (including the affirmative vote of the Independent Director);

(xxvii)  cause the pricing and other material terms of all such transactions and agreements to be established at the inception of the particular transaction or agreement on commercially reasonable terms (substantially similar to the terms that would have been established in a transaction between unrelated third parties) by written agreement (by formula or otherwise);

(xxviii)        not acquire or assume the obligations or acquire the securities of its Affiliates or owners, including partners of its Affiliates, provided, however, that notwithstanding the foregoing, Borrower is authorized to engage in and consummate each of the transactions contemplated by each Transaction Document and Borrower is authorized to perform its obligations under each Transaction Document;

(xxix)     maintain its corporate charter in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (B) its corporate charter, at all times from and after June 30, 2011 while this Agreement is in effect, requires that the Board of Directors of the Borrower shall at all times include at least one “Independent Director” as such term is defined herein.

(xxx)       maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and

(xxxi)     take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by counsel for Borrower, in connection with the closing or initial Advance under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j)        Collections. Such Loan Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and

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deposit into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agents and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account (except any Originator Collection Account may be in the legal name of an Originator) and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement and except for access granted to Servicer prior to delivery of Collection Notices. Notwithstanding anything to the contrary contained herein, in the event that, prior to the occurrence and during the continuance of an Amortization Event or Unmatured Amortization Event, a Collection Bank provides notice to any party hereto of its election to terminate without cause the related Collection Account Agreement, the Administrative Agent, the Servicer and the Borrower shall cooperate in good faith in order to execute a replacement collection account agreement that is mutually acceptable to the Borrower and the Administrative Agent.

(k)        Taxes. Such Loan Party will file all material tax returns and reports required by law to be filed by it and will promptly pay all material taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles shall have been set aside on its books. Borrower will pay when due any and all present and future stamp, documentary, and other similar taxes and governmental charges payable in connection with the Receivables, and hold each of the Indemnified Parties harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes and governmental charges.

(l)        Payment to Applicable Originator. With respect to any Receivable purchased by Borrower from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

(m)        Foreign Receivables. At the reasonable request of the Administrative Agent, the Servicer shall use reasonable efforts to provide to the Administrative Agent a list of Obligors by jurisdiction together with the Monthly Report to the extent the Servicer can accurately provide such list based on its capabilities as of such date and the information in its possession.

(n)        Reserved.

(o)        Ratification of Obligations under Collection Account Agreements. Borrower acknowledges and ratifies its obligations under each of the Collection Account Agreements, and agrees to perform and comply with (and in the case of an Originator Collection Account shall cause the relevant Originator to perform and comply with), in all respects, all of the covenants and other obligations and terms binding on it pursuant to each

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of the Collection Account Agreements. If any Collection Account is an Originator Collection Account, the Borrower shall cause the relevant Originator to satisfy the Originator Collection Account Condition.

(p)        Compliance with European EU Securitization Rules. Each of Borrower and Servicer jointly undertakes that for so long as any Loan is available or outstanding, it shall:

(i) ensure that the Originators comply with the covenants set out in the Side Letter to the Receivables Sale Agreement;

(ii) ensure that the Originators confirm to the Servicer, for inclusion in each Monthly Report that each of the Originators continue to comply with the covenants set out in the Side Letter to the Receivables Sale Agreement;

(iii) provide notice promptly to the Administrative Agent in the event that any Originator has breached the covenants set out in the Side Letter to the Receivables Sale Agreement; and

(iv) procure that the Originators will take such further action, provide such information and enter into such other agreements as may reasonably be required to satisfy the EU Securitization Rules as of (i) the date hereof and (ii) solely as regards the provision of information in the possession of the Originators and, to the extent the same is not subject to a duty of confidentiality, following the date hereof.

The Servicer shall include in each Monthly Report verification that each of the Originators has confirmed that, as of the date of such Monthly Report, it (A) continues to hold the Retained Interest in the form set out in the Side Letter to the Receivables Sale Agreement on the date of such Monthly Report, and (B) has not sold or entered into any credit risk mitigation, short positions or any other hedge or otherwise seek to mitigate its credit risk with respect to the Retained Interest (except as permitted by the EU Securitization Rules).

Section 7.2.        Negative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:

(a)        Name Change, Offices and Records. Such Loan Party will not change its name, identity or structure (within the meaning of any applicable enactment of the UCC) or jurisdiction of organization, unless it shall have: (i) given the Agents at least ten (10) Business Days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by any Agent in connection with such change or relocation.

(b)        Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to

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Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account; provided further, however, this clause shall not prohibit any Originator from directing obligors of Excluded Receivables to make payment to a lock-box or account which is not a Lock-Box or Collection Account.

(c)        Modifications to Contracts and Credit and Collection Policy. Such Loan Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)        Sales, Liens. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.

(e)        Use of Proceeds. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement. No Loan Party shall, and shall not knowingly permit or authorize any other person to: (i) directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any utilization under this Agreement: (A) (A) to fund any trade, business or other activities for the benefit of or for any Restricted Party; or (B) in any other manner that would reasonably be expected to result in any Loan Party or any Lender being in breach of any Sanctions or becoming a Restricted Party; or (ii) fund all or part of any payment in connection with a Transaction Document out of proceeds derived from business or transactions with a Restricted Party. The previous sentence applies to any Loan Party only if and to the extent that making of or compliance with such undertakings does not result in a violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes) or any similar applicable anti-boycott law or regulation. For a

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Lender that notifies the Administrative Agent that it is to be regarded as a “Non-Eligible Finance Party” for this purpose, this Section 7.2(e) shall only apply for the benefit of that Non-Eligible Finance Party to the extent that such application does not result in (i) any violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes), (ii) any violation of the Blocking Regulation, or (iii) any violation of, or conflict with, similar applicable anti-boycott law or regulation. In connection with any amendment, waiver, determination or direction relating to any part of this Section 7.2(e) of which a Non-Eligible Finance Party does not have the benefit, the Commitments of that Non-Eligible Finance Party will be excluded for the purpose of determining whether the consent of the Required Committed Lenders or all the Lenders has been obtained or whether the determination of the Required Committed Lenders or all the Lenders has been made.

(f)        Termination Date Determination. Borrower will not designate the Termination Date, or send any written notice to any Originator in respect thereof, without the prior written consent of the Agents, except with respect to the occurrence of a Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g)        Restricted Junior Payments. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower’s Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).

(h)        Borrower Debt. Borrower will not incur or permit to exist any Debt or liability on account of deposits except: (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(i)        ERISA Compliance. The Loan Parties and the Performance Guarantor will not, and will not permit any of their ERISA Affiliates to, fail to satisfy the minimum funding standard under Section 412 of the Tax Code or Section 302 of ERISA, whether or not waived, or incur any liability under Section 4062 of ERISA to the PBGC established thereunder in connection with any Plan except as would not have a Material Adverse Effect.

ARTICLE VIII.
ADMINISTRATION AND COLLECTION

Section 8.1.        Designation of Servicer.

(a)        The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Converting is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. After the occurrence and during the continuance of an Amortization Event, the Administrative Agent, at the direction of the Required Committed Lenders, may at any time designate as Servicer any Person to succeed Converting or any successor Servicer.

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(b)        Converting may at any time and from time to time delegate any or all of its duties and obligations as Servicer hereunder to one or more Persons. Notwithstanding the foregoing, so long as Converting remains the Servicer hereunder: (i) Converting shall be and remain liable to the Agents and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Lenders shall be entitled to deal exclusively with Converting in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.

Section 8.2.        Duties of Servicer.

(a)        The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b)        The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement with each bank party to a Collection Account at any time. The Servicer shall actively, and using all commercially reasonable efforts, monitor remittances received in each Lock-Box and Collection Account to determine if such amounts constitute Collections. In the case of any remittance received in any Lock-Box or Collection Account that shall have been determined, to the satisfaction of the Servicer, not to constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly (but in no event later than the second Business Day following identification of such amount in a Lock-Box or Collection Account) remove such amount from such Lock-Box or Collection Account. Notwithstanding anything to the contrary contained herein, all amounts on deposit in any Lock-Box or Collection Account shall be deemed to be Collections, unless removed in accordance with the immediately preceding sentence. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(c)        The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Administrative Agent segregate, in a manner reasonably acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the

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Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d)        The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agents or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence and during the continuance of an Amortization Event, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e)        The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent following the occurrence and during the continuance of an Amortization Event, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds received with respect to Debt not constituting Receivables or proceeds of Collateral. The Servicer shall, from time to time at the request of the Funding Agent (on behalf of any Lender), furnish to the Funding Agent (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II. The Funding Agent shall promptly provide such calculation to such Lender.

(f)        Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3.        Collection Notices. The Administrative Agent is authorized at any time after the occurrence and during the continuance of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Administrative Agent for the benefit of the Secured Parties, the exclusive ownership and control of each Lock-box and Collection Account; provided, however, that Borrower (or in the case of the Originator Collection Account, the applicable Originator) shall retain the right to direct the disposition of funds from each of the Collection Accounts until the Administrative Agent (in accordance with Section 9.2 hereof) delivers the applicable Collection Notice. In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (i) at any time after delivery of the Collection

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Notices, to endorse Borrower’s name on checks and other instruments representing Collections, (ii) at any time after the occurrence and during the continuance of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence and during the continuance of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower.

Section 8.4.        Responsibilities of Borrower. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent on behalf of the Secured Parties of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower. Moreover, the ultimate responsibility for the servicing of the Receivables shall be borne by Borrower.

Section 8.5.        Monthly Reports. (a) The Servicer shall prepare and forward to the Funding Agent, on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein. The Funding Agent shall forward such Monthly Report and electronic file to the Lenders.

(b)       Any Co-Agent may request that the Funding Agent obtain a listing by Obligor of all Receivables together with an aging of such Receivables from the Servicer. Upon receipt of such request from the Funding Agent, the Servicer shall prepare and forward to the Funding Agent a report containing such information. The Funding Agent shall deliver such report to the relevant Co-Agent.

Section 8.6.        Servicing Fee. As compensation for the Servicer’s servicing activities on their behalf, Borrower shall pay the Servicer the Servicing Fee, which fee shall be paid from Collections in arrears on each Settlement Date in accordance with Sections 2.2 and 2.3 herein.

ARTICLE IX.
AMORTIZATION EVENTS

Section 9.1.        Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:

(a)        Any Loan Party or Performance Guarantor shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due, and such failure continues for three (3) consecutive Business Days.

(b)        Any representation, warranty, certification or statement made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been materially incorrect when made or deemed made and such failure shall not be remedied

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within 20 Business Days of the earlier of (i) an Executive Officer of any of such Persons obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any Loan Party or Performance Guarantor by any of the Agents; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty that itself contains a materiality threshold unless such representation or warranty relates solely to one or more specific Receivables and the Borrower (or the Originator or the Servicer) makes a Deemed Collection payment with respect to such Receivable when and to the extent required by the Transaction Documents.

(c)        Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or, with respect to Section 8.5, within three days of when due.

(d)        Any Loan Party or Performance Guarantor shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall remain unremedied for 20 Business Days after the earlier of (i) an Executive Officer of any of such Persons obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any Loan Party or Performance Guarantor by any of the Agents.

(e)        Failure of Borrower to pay any Debt (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Debt to cause, such Debt to become due prior to its stated maturity; or any such Debt of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(f)        (i) Failure of Performance Guarantor, the Servicer, any Originator or any of their respective Material Subsidiaries (other than the Borrower) to pay any Debt when due (after giving effect to any applicable grace and cure periods) in an aggregate principal amount equal to or exceeding $150,000,000 or (ii) any Debt of Performance Guarantor, the Servicer, any Originator or any of their respective Material Subsidiaries (other than the Borrower)in an aggregate principal amount equal to or exceeding $150,000,000 is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(g)        An Event of Bankruptcy shall occur with respect to Performance Guarantor, any Originator or any Loan Party.

(h)        As at the end of any Calculation Period:

(i)        the three-month rolling average Delinquency Ratio shall exceed 8.75%,

(ii)        the three-month rolling average Default Ratio shall exceed 3.5%,

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(iii)        the three-month rolling average Dilution Ratio shall exceed 6.5%, or

(iv)        Days Sales Outstanding shall exceed 50 days.

(i)        [Reserved].

(j)        (i) One or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against Borrower or (ii) one or more final judgments for the payment of money in an amount in excess of $300,000,000, individually or in the aggregate or otherwise having a Material Adverse Effect, shall be entered against Performance Guarantor or any of its Subsidiaries (other than Borrower), in each case on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(k)        The “Termination Date” shall occur under the Receivables Sale Agreement as to any Originator or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement.

(l)        This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral.

(m)        The Aggregate Principal shall exceed the Borrowing Limit for 2 consecutive Business Days.

(n)        The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

(o)        The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within fifteen (15) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral.

(p)        Any Plan of the Performance Guarantor, a Loan Party or any of their respective ERISA Affiliates that is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code:

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(i)        shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 302 of ERISA; or

(ii)        is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii)        shall require the Performance Guarantor, a Loan Party or any of their respective ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA,

(iv)        results in a liability to Performance Guarantor, a Loan Party or any of their respective ERISA Affiliates under applicable law, the terms of such Plan or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event under this Section 9.1(p) a liability to the PBGC or such Plan that would have a Material Adverse Effect.

(q)        Any event shall occur which (i) materially and adversely impair the ability of the Originators to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to the Borrower on the date of this Agreement or (ii) has, or would be reasonably be expected to have, a Material Adverse Effect.

(r)        Except as otherwise permitted in Section 7.1(j), any Collection Account fails to be subject to a Collection Account Agreement at any time.

(s)        On or after the Legal Final Maturity Date, the Aggregate Principal is greater than zero.

Section 9.2.        Remedies. Upon the occurrence and during the continuance of an Amortization Event: (i) the Administrative Agent, upon the direction of the Required Committed Lenders, shall replace the Person then acting as Servicer, (ii) the Administrative Agent may (and, upon direction of the Required Committed Lenders, the Administrative Agent shall) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(g), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (iii) the Administrative Agent may (and, upon the direction of the Required Committed Lenders, shall) deliver the Collection Notices to the Collection Banks, (iv) the Administrative Agent may (and, upon the direction of the Required

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Committed Lenders, shall) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) the Administrative Agent may (and, upon the direction of the Required Committed Lenders, shall) notify Obligors of the Administrative Agent’s security interest in the Receivables and other Collateral. For the avoidance of doubt, an Amortization Event shall be deemed to be continuing unless waived pursuant to Section 14.1 hereof. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agents and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X.
INDEMNIFICATION

Section 10.1.      Indemnities by the Loan Parties. Without limiting any other rights that the Administrative Agent, the Funding Agent or any Lender may have hereunder or under applicable law, (A) Borrower hereby agrees to indemnify (and pay upon demand to) each of the Agents, each of the Conduits, each of the Committed Lenders and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees actually incurred and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(a)        Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)        Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)        Taxes (indemnification for which shall be covered by Section 10.2(b)) other than any Taxes that represent losses, claims, damages, etc. arising from a non-Tax claim;

provided, however, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Lenders to any Loan Party for amounts otherwise specifically provided to be paid by such Loan Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify

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the Agents and the Lenders for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to such Loan Party) relating to or resulting from:

(i)        any representation or warranty made by any Loan Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)        the failure by Borrower, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)        any failure of Borrower, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)        any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)        any dispute, claim, offset or defense (other than a defense related to the financial condition, or discharge in bankruptcy, of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)        the commingling of Collections of Receivables at any time with other funds;

(vii)        any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)        any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil

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and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)        any Amortization Event;

(x)        any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi)        any failure to vest and maintain vested in the Administrative Agent for the benefit of the Lenders, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii)        the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

(xiii)        any action or omission by any Loan Party which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Collateral or the value of any Collateral;

(xiv)        any attempt by any Person to void any Advance or the Administrative Agent’s security interest in the Collateral under statutory provisions or common law or equitable action;

(xv)        any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of the Commitments or the acceptance of payments due under the Transaction Documents; and

(xvi)        the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Notwithstanding the foregoing, (A) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables; and (B) nothing in this Section 10.1 shall require Borrower to indemnify the Indemnified Parties for Receivables which are not collected, not paid or otherwise uncollectible on account of

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the insolvency, bankruptcy, credit-worthiness or financial inability to pay of the applicable Obligor.

Section 10.2.      Increased Cost and Reduced Return

(a)        If after the date hereof, any Affected Entity shall be charged any fee, expense or increased cost on account of any Regulatory Change (i) that subjects such Affected Entity to any Taxes on or with respect to any Funding Agreement or such Affected Entity’s obligations under any Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to such Affected Entity of any amounts payable under any Funding Agreement (except Excluded Taxes or Indemnified Taxes) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of such Affected Entity, or credit extended by such Affected Entity pursuant to any Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to such Affected Entity of performing its obligations under any Funding Agreement, or to reduce the rate of return on such Affected Entity’s capital as a consequence of its obligations under any Funding Agreement, or to reduce the amount of any sum received or receivable by such Affected Entity under any Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Co-Agent, on behalf of such Affected Entity, and receipt by Borrower of a certificate as to such amounts (to be conclusive absent manifest error), Borrower shall pay to such Co-Agent, as applicable, for the benefit of such Affected Entity, such amounts charged to such Affected Entity or such amounts to otherwise compensate such Affected Entity for such increased cost or such reduction. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith (collectively, “Dodd Frank Act”) (whether or not having the force of law) as well as (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (“Basel Accord”) (whether or not having the force of law), shall be deemed to be a “Regulatory Change” if enacted, adopted, issued, complied with, applied or implemented after the date hereof.

(b)        (i) If the Borrower or the Performance Guarantor shall be required by any applicable law to deduct any Taxes from any payments made to any Affected Entity, then (a) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 10.2), such Affected Entity receives an amount equal to the sum it would have received had no such deductions been made, save for where any deduction of Taxes is as a result of an Affected Entity having a connection with or establishment in the jurisdiction imposing or withholding such tax, other than solely from such Affected Entity having executed, delivered or performed its obligations, received any amounts, or enforced its rights under or with respect to this Agreement and any such tax imposed or withheld by a reason of the failure of such Affected Entity to provide any

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documentation that would have reduced or eliminated such tax, (b) Borrower and the Performance Guarantor shall be entitled to make such deductions and (c) Borrower or the Performance Guarantor, as applicable, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. As soon as practicable, but in no event more than 30 days after any payment of such Indemnified Taxes by Borrower or the Performance Guarantor to a Governmental Authority, Borrower or the Performance Guarantor shall deliver to the Administrative Agent or the applicable Co-Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or such Co-Agent, as the case may be.

(ii)        The Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Transaction Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Transaction Document (except any such taxes imposed as a result of a present or former connection between the Affected Entity and the jurisdiction imposing such tax that are imposed with respect to an assignment other than a connection arising from such Affected Entity having entered into this Agreement) (hereinafter referred to as “Other Taxes”). The Borrower shall not be required to make payment under this Section 10.2(b)(ii) to the extent paid under Section 10.1.

(iii)        If any Taxes are payable or paid by any Affected Entity (including Taxes imposed or asserted on or attributable to any amounts payable under this Section 10.2) or are required to be withheld, deducted or paid from or in respect of any sum payable under any Transaction Document to any Affected Entity, to the extent such Taxes are Indemnified Taxes or Other Taxes, the Borrower or the Performance Guarantor shall indemnify such Affected Entity for such Indemnified Taxes or Other Taxes. The Borrower shall not be required to make payment under this Section 10.2(b)(iii) to the extent paid under Section 10.1, 10.2(b)(i) or 10.2(b)(ii).

(c)        Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction

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Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).

(d)        Any Affected Entity that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, Servicer, and Administrative Agent at the time or times reasonably requested by the Borrower, Servicer, or Administrative Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Borrower, Servicer, or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Entity, if reasonably requested by the Borrower, Servicer, or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, Servicer, or Administrative Agent as will enable the Borrower, Servicer, or Administrative Agent to determine whether or not such Affected Entity is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.2(d)(i), (ii) or (iv) below) shall not be required if in the Affected Entity’s reasonable judgment such completion, execution or submission would subject such Affected Entity to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Entity. Each Affected Entity agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, Servicer, and Administrative Agent in writing of its legal inability to do so. Without limiting the generality of the foregoing:

(i)       any Affected Entity that is a U.S. Person shall deliver to the Borrower, Servicer, and Administrative Agent on or prior to the date on which such Affected Entity becomes party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, Servicer, and Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Affected Entity is exempt from U.S. federal backup withholding tax;

(ii)       any Affected Entity that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, Servicer, and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Affected Entity becomes party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, Servicer, and Administrative Agent), whichever of the following is applicable:

(1)       in the case of an Affected Entity claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any

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Transaction Document, IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)       executed copies of IRS Form W-8ECI (or any successor form);

(3)       in the case of an Affected Entity claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Tax Code, (x) a certificate satisfactory to Borrower, Servicer, and Administrative Agent to the effect that such Affected Entity is not a “bank” within the meaning of Section 881(c)(3)(A) of the Tax Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Tax Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Tax Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form); or

(4)       to the extent an Affected Entity is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms), a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Affected Entity is a partnership and one or more direct or indirect partners of such Affected Entity are claiming the portfolio interest exemption, such Affected Entity may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)       any Affected Entity (and its respective Co-Agent) shall, to the extent it is legally entitled to do so, deliver to the Borrower, Servicer, and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Affected Entity becomes a Affected Entity under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, Servicer, and Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, Servicer, or Administrative Agent to determine the withholding or deduction required to be made; and

(iv)        If a payment made to an Affected Entity under any Transaction Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Affected Entity were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Tax Code, as applicable), such Affected Entity (and its respective Co-Agent) shall deliver to the Borrower, Servicer and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, Servicer or the Administrative Agent such documentation prescribed

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by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Tax Code) and such additional documentation reasonably requested by the Borrower, Servicer or the Administrative Agent as may be necessary for the Borrower, Servicer or the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Entity has complied with such Affected Entity’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)        If any Affected Entity receives a refund in respect of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts, in each case pursuant to this Section, it shall promptly repay such refund to Borrower (to the extent of amounts that have been paid by Borrower (or the Servicer, on its behalf) under this Section with respect to such refund), net of all out-of-pocket expenses (including Taxes imposed with respect to such refund) of such Affected Entity and without interest (other than interest paid by the relevant taxing authority with respect to such refund); provided, however, that Borrower (or the Servicer, on its behalf) upon the request of such Affected Entity, agrees to return such refund (plus penalties, interest or other charges) to such Affected Entity in the event such Affected Entity or the Administrative Agent is required to repay such refund. Nothing in this Section shall obligate any Affected Entity to apply for any such refund. This paragraph shall not be construed to require any Affected Entity to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(f)        For purposes of this Section 10.2, the term “Affected Entity” shall include any assignee pursuant to Section 12.1.

Section 10.3.      Other Costs and Expenses. Subject to Section 7.1(d), Borrower shall pay to the Agents and the Conduits on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable fees and out-of-pocket expenses of legal counsel for the Agents and the Conduits with respect thereto and with respect to advising the Agents and the Conduits as to their respective rights and remedies under this Agreement. Borrower shall pay to the Agents on demand any and all costs and expenses of the Agents and the Lenders, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Notwithstanding anything to the contrary contained herein, the parties hereto agree that in no event shall the Borrower be obligated to pay the fees and expenses of more than one legal counsel in respect of the Lenders, which counsel shall be counsel for the Administrative Agent.

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ARTICLE XI.

THE AGENTS

Section 11.1.      Authorization and Action.

(a)        Each Lender and its Co-Agent hereby irrevocably designates and appoints Coöperatieve Rabobank U.A., New York Branch as Funding Agent hereunder and under the other Transaction Documents to which the Funding Agent is a party and authorizes the Funding Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Unaffiliated Committed Lender and each Committed Lender in any Conduit Group hereby designates the Person designated on the Lender Supplement as Co-Agent for such Unaffiliated Committed Lender or Conduit Group, as applicable, as agent for such Person hereunder and authorizes such Person to take such actions as agent on its behalf and to exercise such powers as are delegated to the Co-Agent for such Person by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Lender and each Co-Agent that becomes a party to this Agreement after the date hereof shall designate and appoint the Funding Agent, as its agent and authorizes the Funding Agent to take such action on its behalf under the provision of the Transaction Documents, and to exercise such powers and perform such duties as are expressly delegated to such agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender and its Co-Agent hereby irrevocably designates and appoints Coöperatieve Rabobank U.A., New York Branch as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and each Lender and each Co-Agent that becomes a party to this Agreement hereafter ratifies such designation and appointment and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent. In addition, the Administrative Agent is hereby authorized by each Lender, each Co-Agent and the Funding Agent to consent to (i) any amendments or restatements to the Certificate of Incorporation of Borrower to the extent such amendments or restatements are not prohibited by Section 7.1(i)(xxix) and (ii) any amendments or modifications of the bylaws of the Borrower.

(b)        The provisions of this Article XI are solely for the benefit of the Agents and the Lenders, and none of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this

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Article XI shall not affect any obligations which any of the Agents or Lenders may have to any of the Loan Parties under the other provisions of this Agreement.

(c)        In performing its functions and duties hereunder, (i) the Funding Agent shall act solely as the agent of the Lenders and Co-Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns, (ii) each Co-Agent shall act solely as agent for its related Committed Lender or the Lenders in its Conduit Group, as applicable, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any other Lenders or any of their respective successors or assigns, and (iii) the Administrative Agent shall act solely as the agent of the Lenders and the Co-Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns.

Section 11.2.      Delegation of Duties. Each of the Agents may execute any of its duties under any Liquidity Agreement to which it is a party and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3.      Exculpatory Provisions. None of the Agents nor any of their directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Loan Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. None of the Agents shall be under any obligation to any other Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Loan Parties. None of the Agents shall be deemed to have knowledge of any Amortization Event or Unmatured Amortization Event unless such Agent has received notice from Borrower, another Agent or a Lender.

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Section 11.4.      Reliance by Agents.

(a)        Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by such Agent. Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of such of the Lenders or Committed Lenders in its Conduit Group as it deems appropriate and it shall first be indemnified to its satisfaction by the Committed Lenders in its Conduit Group against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action, provided that unless and until an Agent shall have received such advice, such Agent may take or refrain from taking any action, as such Agent shall deem advisable and in the best interests of the Lenders.

(b)        Each of the Administrative Agent and the Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Committed Lenders or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(c)        Any action taken by any of the Agents in accordance with Section 11.4 shall be binding upon all of the Agents and the Lenders.

Section 11.5.      Non-Reliance on Other Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents or other Lenders, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by any Agent or other Lender hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such other Lender. Each Lender represents and warrants to each Agent that it has made and will make, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into its Liquidity Agreement (if applicable), the Transaction Documents and all other documents related thereto.

Section 11.6.      Reimbursement and Indemnification. Each of the Committed Lenders agree to reimburse and indemnify (a) its applicable Co-Agent, (b) the Funding Agent and its officers, directors, employees, representatives and agents and (c) the Administrative Agent and its officers, directors, employees, representatives and agents ratably in accordance with their respective Commitments, to the extent not paid or reimbursed by the Loan Parties (i) for any amounts for which such Agent, acting in its capacity as Agent, is entitled to reimbursement by the Loan Parties hereunder and (ii) for any other expenses incurred by such Agent, in its capacity as Agent and acting on behalf

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of the Lenders, in connection with the administration and enforcement of its Liquidity Agreements and the Transaction Documents.

Section 11.7.      Agents in their Individual Capacities. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though such Agent were not an Agent hereunder. With respect to the making of Loans pursuant to this Agreement, each of the Agents shall have the same rights and powers under any Liquidity Agreement to which it is a party and the Transaction Documents in its individual capacity as any Lender and may exercise the same as though it were not an Agent, and the terms “Committed Lender,” “Lender,” “Committed Lenders” and “Lenders” shall include each of the Agents in its individual capacity.

Section 11.8.      Conflict Waivers. Each Co-Agent acts, or may in the future act: (i) as administrative agent for such Co-Agent’s Conduit, (ii) as issuing and paying agent for such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Conduit’s Commercial Paper and (iv) to provide other services from time to time for such Conduit (collectively, the “Co-Agent Roles”). Without limiting the generality of Sections 11.1 and 11.8, each of the other Agents and the Lenders hereby acknowledges and consents to any and all Co-Agent Roles and agrees that in connection with any Co-Agent Role, a Co-Agent may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for its Conduit, the giving of notice to the Committed Lenders in its Conduit Group of a mandatory purchase pursuant to the applicable Liquidity Agreement for such Conduit Group, and hereby acknowledges that neither the applicable Co-Agent nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than its Conduit) arising out of any Co-Agent Roles.

Section 11.9.      UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

Section 11.10.  Successor Administrative Agent. The Administrative Agent, upon five (5) days’ notice to the Loan Parties, the other Agents and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by Committed Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment (excluding the Commitment of Rabobank) and the Borrower. If the Administrative Agent (other than Rabobank) shall voluntarily resign or be removed as Agent under this Agreement, then the Required Committed Lenders during such five-day period shall appoint, with the consent of Borrower from among the remaining Committed

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Lenders, a successor Administrative Agent, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Upon resignation or replacement of any Agent in accordance with this Section 11.10, the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of any Liquidity Agreement to which it is a party and the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.11.  Successor Funding Agent. The Funding Agent, upon five (5) days’ notice to the Loan Parties, the other Agents and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by Committed Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment and the Borrower. If the Funding Agent (other than Rabobank) shall voluntarily resign or be removed as Funding Agent under this Agreement, then the Required Committed Lenders during such five-day period shall appoint, with the consent of Borrower from among the remaining Committed Lenders, a successor Funding Agent, whereupon such successor Funding Agent shall succeed to the rights, powers and duties of the Funding Agent and the term “Funding Agent” shall mean such successor agent, effective upon its appointment, and the former Funding Agent’s rights, powers and duties as Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement. After any retiring Funding Agent’s resignation hereunder as Funding Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

Section 11.12.  Erroneous Payments

(a)       Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (or an Affiliate of a Lender) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or

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repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)        Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)        In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d)        In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender, such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.1 and (3) the Administrative Agent

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may reflect such assignments in the Register without further consent or action by any other Person.

(e)        Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)        Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

(g)        Nothing in this Section 11.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE XII.
ASSIGNMENTS; PARTICIPATIONS; ReMOVAL

Section 12.1.      Assignments.

(a)        Each of the Agents, the Loan Parties and the Committed Lenders hereby agrees and consents to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Committed Lenders in its Conduit Group pursuant to its Liquidity Agreement.

(b)        Any Committed Lender may at any time and from time to time assign to one or more Persons (each, a “Purchasing Committed Lender”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in Exhibit V hereto (an “Assignment Agreement”)

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executed by such Purchasing Committed Lender and such selling Committed Lender; provided, however, that any assignment of a Committed Lender’s rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the applicable Liquidity Agreement (if any). The consent of the applicable Conduit shall be required prior to the effectiveness of any such assignment by a Committed Lender in such Conduit’s Conduit Group. Prior to the occurrence and continuance of an Amortization Event, each assignee of a Committed Lender must be (x) another Committed Lender or (y) an assignee with respect to which Borrower has provided prior written consent (such consent not to be unreasonably withheld or delayed). Upon delivery of an executed Assignment Agreement to the applicable Co-Agent, such selling Committed Lender shall be released from its obligations hereunder and, if applicable, under its Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Committed Lender shall for all purposes be a Committed Lender party to this Agreement and, if applicable, its Conduit Group’s Liquidity Agreement and shall have all the rights and obligations of a Committed Lender hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders or the Agents shall be required.

(c)        [Reserved].

(d)        (i) Notwithstanding anything to the contrary contained herein, each of the Committed Lenders agrees that in the event that it shall become a Defaulting Lender, then until such time as such Committed Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or any other Transaction Document or to direct any action or inaction of the Administrative Agent or the Funding Agent or to be taken into account in the calculation of the Required Committed Lenders shall be suspended at all times that such Committed Lender remains a Defaulting Lender; provided, however, that, except as otherwise set forth in this Section 12.1(d), the foregoing suspension shall not empower Lenders that are not Defaulting Lenders to increase a Defaulting Lender’s Commitment, decrease the rate of interest or fees applicable to, or extend the maturity date of such Defaulting Lender’s Advances or other Obligations owing to such Lender, in each case, without such Lender’s consent. No Commitment of any Committed Lender shall be increased or otherwise affected, and except as otherwise expressly provided in this Section 12.1(d), performance by the Borrower of its obligations hereunder and under the other Transaction Documents shall not be excused or otherwise modified, as a result of the operation of this Section 12.1(d).

(ii)        To the extent that any Committed Lender is a Defaulting Lender with respect to an Advance, the Borrower may deliver a notice to the Funding Agent specifying the date of such Advance, the identity of the Defaulting Lender and the portion of such Advance that the Defaulting Lender failed to fund, which notice shall be deemed to be an additional Borrowing Notice in respect of such unfunded portion of such Advance, and each Committed Lender (or its

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related Conduit, if applicable, and acting in its sole discretion) shall, to the extent of its remaining unfunded Commitment and subject to the continued fulfillment of all applicable conditions precedent set forth herein with respect to such Advance, fund its Percentage (recomputed by excluding the Commitment of Defaulting Lenders from the Aggregate Commitment) of such unfunded portion of such Advance not later than 2:30 p.m. (New York City time) on the Business Day following the date of such notice.

(iii)        Until the Defaulting Lender Excess of a Defaulting Lender has been reduced to zero, any payment of the principal of any Loan to a Defaulting Lender shall, unless the Required Committed Lenders agree otherwise, be applied first (1) ratably, to the reduction of the Loans funding any defaulted portion of Advances pursuant to Section 12.1(d)(ii) and then (2) ratably to reduce the Loans of each of the Lenders that are not Defaulting Lenders in accordance with the principal amount (if any) thereof. Subject to the preceding sentence, any amount paid by or on behalf of the Borrower for the account of a Defaulting Lender under this Agreement or any other Transaction Document will not be paid or distributed to such Defaulting Lender, but will instead be applied to the making of payments from time to time in the following order of priority until such Defaulting Lender has ceased to be a Defaulting Lender as provided below: first, to the funding of any portion of any Advance in respect of which such Defaulting Lender has failed to fund as required by this Agreement, as determined by the Administrative Agent; second, held in a segregated subaccount of the Collection Account as cash collateral for future funding obligations of the Defaulting Lender in respect of Advances under this Agreement; and third, after the termination of the Commitments and payment in full of all Obligations, to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(iv)        During any period that a Committed Lender is a Defaulting Lender, the Borrower shall not accrue or be required to pay, and such Defaulting Lender shall not be entitled to receive, the Unused Fee (as defined in the Fee Letter) otherwise payable to such Defaulting Lender under this Agreement or the Transaction Documents at any time, or with respect to any period, that such Committed Lender is a Defaulting Lender.

(v)        During any period that a Committed Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent, the Funding Agent and such Defaulting Lender, require such Defaulting Lender, at the cost and expense of the Borrower, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, this Article XII), (i) all and not less than all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such assignment) in whole or (ii) all of its interests, rights and obligations under this Agreement and the

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Transaction Documents with respect to all prospective Commitments, including any unfunded Commitment as of the date of such assignment. No party hereto shall have any obligation whatsoever to initiate any such complete or partial replacement or to assist in finding an assignee. In connection with any such complete or partial assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment Agreement. No such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, (A) to the extent that the assignee is assuming all of the interests, rights and obligations of the Defaulting Lender, the parties to the assignment shall make such additional payments in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Percentage of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) the Loans made by such Defaulting Lender or members of such Defaulting Lender Group, as applicable, (B) to the extent that the assignee is assuming all of the interests, rights and obligations of the Defaulting Lender, such Defaulting Lender or members of such Defaulting Lender Group, as applicable, shall have received payment of an amount equal to all of its Loans outstanding, accrued interest thereon, accrued fees (subject to Section 12.1(d)(iv)) and all other amounts payable to it and its Affected Parties hereunder and the other Transaction Documents through (but excluding) the date of such assignment from the assignee or the Borrower, and (C) such assignment does not conflict with applicable law. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vi)        If the Borrower, Servicer, and the Administrative Agent agree in writing in their discretion that a Committed Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Lenders, the Co-Agents and the Funding Agent, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Committed Lender will, to the extent applicable, purchase such portion of outstanding Advances of the other Lenders and make such other adjustments as the Funding Agent may reasonably determine to be necessary to cause the interest of the Lenders in the Aggregate Principal to be on a pro rata basis in accordance with their respective Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on

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behalf of the Borrower or forfeited pursuant to Section 12.1(d)(iv), while such Committed Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no cure by a Committed Lender under this subsection of its status as a Defaulting Lender will constitute a waiver or release of any claim or any party hereunder arising from such Committed Lender having been a Defaulting Lender.

(vii)        The rights and remedies of the Borrower, any Agent or the other Lenders against a Defaulting Lender under this Section 12.1(d) are in addition to any other rights and remedies the Borrower, the Agents and the other Lender may have against such Defaulting Lender under this Agreement, any of the other Transaction Documents, applicable law or otherwise.

(viii)        Any Committed Lender that fails to timely fund a Loan shall be obligated to promptly (but in any event not later than 10:00 a.m. (New York City time) on the Business Day after the date of the related Advance) notify the Funding Agent, the Borrower and the Administrative Agent if any such failure is the result of an administrative error or omission by such Committed Lender or force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes, in each case to the extent beyond such Committed Lender’s reasonable control. If (i) the Funding Agent had been notified by the Borrower or the affected Committed Lender that a Committed Lender has failed to timely fund a Loan, (ii) if a Responsible Officer of the Funding Agent has actual knowledge or has written notice that such Committed Lender is the subject of an Event of Bankruptcy or has publicly announced that it does not intend to comply with its funding obligations under this Agreement or (iii) the Funding Agent had been notified by the Administrative Agent or the affected Committed Lender that a Committed Lender has failed timely to deliver the written confirmation contemplated by clause (a)(iii) of the definition of “Defaulting Lender”, the Funding Agent shall promptly provide notice to the Borrower, the Administrative Agent and the Co-Agents of such occurrence.

(e)        So long as no Amortization Event or Unmatured Amortization Event has occurred and is continuing, the Borrower may, upon 60 days prior written notice, designate any Committed Lender and the Conduit Group relating thereto (if any) for removal from this facility (any such designated Lender, a “Prepaid Lender”) on a Business Day specified in such written notice which shall also be a Settlement Date (such date in respect of any Prepaid Lender, the “Prepayment Date”). Commencing on the related Prepayment Date, any such Prepaid Lender’s Commitment shall terminate and such Prepaid Lender shall either (i) assign all of its rights and obligations hereunder to an assignee approved by the Borrower willing to participate in this Agreement through the Scheduled Termination Date in the place of such Prepaid Lender or (ii) be entitled to payment of its Percentage (or Pro Rata Share of its Conduit Group’s Percentage, as applicable) of the Borrower’s Obligations in accordance with Section 2.2 or Section 2.3 as applicable. In the event that any such Prepaid Lender assigns its rights and obligations pursuant to clause (i) of the immediately preceding sentence, such Prepaid Lender shall be

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entitled to receive payment in full, pursuant to an Assignment Agreement, of an amount equal to its Percentage (or Pro Rata Share of its Conduit Group’s Percentage, as applicable) of the Borrower’s Obligations. For the avoidance of doubt, on and after the occurrence and during the continuance of an Amortization Event, amounts owed to any such Prepaid Lender hereunder shall be applied ratably with amounts owed to Lenders that are not Prepaid Lenders in accordance with Section 2.3.

(f)        No Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of each of the Agents and each of the Lenders.

Section 12.2.      Participations. Any Committed Lender may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Pro Rata Share of its Conduit Group’s Percentage of Aggregate Commitment, its Loans, its Liquidity Commitment (if applicable) or any other interest of such Committed Lender hereunder or, if applicable, under its Liquidity Agreement. Notwithstanding any such sale by a Committed Lender of a participating interest to a Participant, such Committed Lender’s rights and obligations under this Agreement and, if applicable, such Liquidity Agreement shall remain unchanged, such Committed Lender shall remain solely responsible for the performance of its obligations hereunder and, if applicable, under its Liquidity Agreement, and the Loan Parties, the Lenders and the Agents shall continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement and, if applicable, its Liquidity Agreement. Each Committed Lender agrees that any agreement between such Committed Lender and any such Participant in respect of such participating interest shall not restrict such Committed Lender’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

Section 12.3.      Register. The Administrative Agent (acting solely for this purpose as agent for the Borrower) shall maintain at its office referred to in Section 14.2 a copy of each Assignment Agreement delivered to and accepted by it and register (the “Register”) for the recordation of the names and addresses of the Lenders and the Pro Rata Share of, outstanding principal amount of all Advances owing to and Interest of, each Lender from time to time, which Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. No assignment under this Article XII shall be effective until the entries described in the preceding sentence have been made in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Lenders, the Co-Agents, the Funding Agent and the Administrative Agent may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

Section 12.4.      Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of and stated interest on each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the

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identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.5.      Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Loan and any rights to payment of principal or interest thereon) under this Agreement (i) to secure obligations of such Lender to a Federal Reserve Bank, or (ii) to a collateral agent or a security trustee in connection with the funding by such Lender of the Loan, without notice to or consent of Borrower, Servicer or any Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

ARTICLE XIII.
SECURITY INTEREST

Section 13.1.      Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections, any loans or advances made by Borrower to any Person and notes evidencing such loans or advances, and all proceeds of the foregoing (collectively, the “Collateral”). Borrower hereby authorizes the Administrative Agent to file a financing statement naming Borrower as debtor or seller that describes the collateral as “all assets of the debtor whether now existing or hereafter arising” or words of similar effect.

Section 13.2.      Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to Borrower such UCC termination statements as may be necessary to terminate the Administrative Agent’s security interest in and Lien upon the Collateral, all at Borrower’s expense. Upon the Final Payout Date, all right, title and interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.

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ARTICLE XIV.

MISCELLANEOUS

Section 14.1.      Waivers and Amendments.

(a)        No failure or delay on the part of any Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)        No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). (i) The Loan Parties, the Required Committed Lenders and the Administrative Agent may enter into written modifications or waivers of any provisions of this Agreement, and (ii) without the consent of the Committed Lenders, the Borrower and the Administrative Agent may amend this Agreement to effectuate any amendments required pursuant to Section 7.1(a)(iii) following a change in applicable Accounting Principles; provided, however, that in either case, no such modification or waiver shall:

(i)        without the consent of each affected Lender, (A) extend the Scheduled Termination Date or the date of any scheduled payment of principal of the Loans, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), (C) reduce any fee payable to any Agent for the benefit of the Lenders, (D) except pursuant to Article XII hereof, change the amount of the principal of any Lender, any Committed Lender’s Pro Rata Share or any Committed Lender’s Commitment, (E) amend, modify or waive any provision of the definition of Required Committed Lenders or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (G) change the definition of “Borrowing Base,” “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Interest Reserve,” “Servicing Reserve,” “Servicing Fee Rate,” “Required Reserve” or “Required Reserve Factor Floor” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii)        without the written consent of any affected Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent,

Notwithstanding the foregoing, without the consent of the Committed Lenders, but with the consent of Borrower, any Co-Agent may direct the Administrative Agent to amend this Agreement solely to add additional Persons as Committed Lenders in respect of the related

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Conduit Group hereunder. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders and the Agents.

Section 14.2.      Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission, electronic communication (including e-mail and Internet or intranet websites) or similar writing) and shall be given to the other parties hereto at their respective addresses set forth on the signature pages hereof or at such other address as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by electronic communication (x) in the case of notices and other communications sent to an e-mail address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (y) in the case of notices or communications posted to an Internet or intranet website, upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor, (iii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iv) if given by any other means, when received at the address specified in this Section 14.2; provided, however, that any notice (including any Borrowing Notice or Reduction Notice) from any Loan Party to any Agent or any Lender shall be effective only upon receipt of such notice by such Agent or Lender. Any notice or request required to be delivered to or by a Co-Agent hereunder, shall be delivered to or by the Funding Agent, who shall promptly deliver such notice or request to the applicable Co-Agent or party.

Section 14.3.      Ratable Payments. If (a) any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender in such Lender’s Conduit Group entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders in such Lender’s Conduit Group so that after such purchase each Lender in such Conduit Group will hold its Pro Rata Share of such Obligations and (b) any Conduit Group, whether by set off or otherwise, has payment made to such Conduit Group (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Conduit Group entitled to receive a ratable share of such Obligations, the Lenders in such Conduit Group agree, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Conduit Groups so that after such purchase each Lender in such Conduit Group, taken together, will hold its Conduit Group’s Percentage of such Obligations; provided that in the case of the preceding clauses (a) and (b), if all or any portion of such excess amount is thereafter

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recovered from such Lender or Conduit Group, as applicable, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4.      Protection of Administrative Agent’s Security Interest.

(a)        Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may request, to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Collateral, or to enable the Agents or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuance of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower’s expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Borrower or the Servicer (as applicable) shall, at any Lender’s request, withhold the identity of such Lender in any such notification.

(b)        If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Lender’s costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3. Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable.

Section 14.5.      Confidentiality.

(a)        Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter, the Funding Agent Fee Letter and the other confidential or proprietary information with respect to the Agents and the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party’s and such Lender’s external accountants and

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attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)        Each of the Lenders and each of the Agents shall maintain and shall cause each of its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors to maintain the confidentiality of any nonpublic information with respect to the Originators and the Loan Parties, except that any of the foregoing may disclose such information (i) to any party to this Agreement, (ii) to any equity provider, to any provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or to any collateral agent or security trustee of any Conduit, (iii) to the outside accountants, attorneys and other advisors of any Person described in clause (i) or (ii) above, (iv) to any prospective or actual assignee or participant of any of the Agents or any Lender, (v) to any rating agency who rates the Commercial Paper, to any Commercial Paper dealer, and to any nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction), (vi) to any other entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Co-Agent (or one of its Affiliates) acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of each of the foregoing, provided that each Person described in the foregoing clause (ii), (iii), (iv), (v) or (vi) is informed of the confidential nature of such information and, in the case of a Person described in clause (iv), agrees in writing to maintain the confidentiality of such information in accordance with this Section 14.5(b), and (vii) as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Notwithstanding the foregoing, (x) each Conduit and its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors shall be permitted to disclose Receivables performance information and details concerning the structure of the facility contemplated hereby in summary form and in a manner not identifying the Originators, Borrower, the Servicer, the Performance Guarantor, or the Obligors to prospective investors in Commercial Paper issued by such Conduit, and (y) the Conduits, the Agents and the Lenders shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs or their respective Affiliates.

(c)        Notwithstanding any other express or implied agreement to the contrary, the parties hereto hereby agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this Section 14.5(c), the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).

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Section 14.6.      Bankruptcy Petition. Borrower, the Servicer, the Agents and each Committed Lender hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not (i) institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, examinership, receivership, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of any jurisdiction; (ii) take any action to appoint a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar official to any Conduit or of any or all of any Conduit’s revenues and assets; or (iii) have any right to take any steps for the purpose of obtaining payment of any amounts payable to it under this Agreement by any Conduit.

Section 14.7.      Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, the Agents or any Committed Lender, no claim may be made by any Loan Party or any other Person against any Conduit, the Agents or any Committed Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

The obligations of each Conduit under this Agreement shall be payable solely out of the funds of such Conduit available for such purpose after paying or making provision for the payment of its Commercial Paper notes. Each of the other parties hereto agrees that it will not have a claim against any Conduit if and to the extent that any payment obligations owed to it by such Conduit exceeds the amount available to such Conduit to pay such amount (after paying or making provision for the payment of its Commercial Paper notes) and any such payment obligation will accordingly be extinguished to the extent of any shortfall. The obligations of each Conduit under this Agreement shall be solely the corporate obligations of such Conduit. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing.

The agreements provided in Section 14.6 and Section 14.7 shall survive termination of this Agreement.

Section 14.8.      CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR NONPERFECTION, AND THE PRIORITY OF THE OWNERSHIP INTEREST OF BORROWER OR THE SECURITY INTEREST OF THE

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ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 14.9.      CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 14.10.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11.  Integration; Binding Effect; Survival of Terms.

(a)        This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies

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with respect to the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

Section 14.12.  Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.13.  Release of Certain Defaulted Receivables. From time to time upon not less than 15 days’ prior written notice to the Agents, the Borrower or the Servicer may identify an Obligor which is a debtor in a proceeding under the federal Bankruptcy Code whose Receivables will be sold for fair market value to the Servicer or the applicable Originator; provided that (i) the aggregate Outstanding Balance of all Receivables distributed or sold in any one period beginning June 1 and ending on May 31 of the following year may not exceed 2.5% of the average aggregate Outstanding Balance of all Receivables during 12 months ended immediately prior to such period, and (ii) no Unmatured Amortization Event or Amortization Event exists and is continuing as of the date of distribution or sale, each of the Agents and the Lenders agrees that any distribution or sale made in accordance with this Section 14.13 shall be made free and clear of their security interests therein and liens thereon.

Section 14.14.  Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party hereby agrees to provide, and cause each other Loan Party to provide, such information promptly upon the request of Administrative Agent or any Lender. Each Lender subject to the USA Patriot Act acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Obligor, its Affiliates or its agents, this Agreement, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record-keeping,

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(c) comparisons with government lists, (d) customer notices, or (e) other procedures required under the CIP Regulations or such other law.

Section 14.15.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 14.16. Release of Excluded Receivables. In connection with the designation of an Obligor pursuant to, and in accordance with, Section 1.8(a) of the Receivables Sale Agreement, the Excluded Receivables and any proceeds thereof relating to such Obligor shall be deemed released from the lien created hereunder in favor of the Administrative Agent for the benefit of the Secured Parties without further action on the part of any party hereto; provided, that no event has occurred and is continuing, or would result from such release that will constitute an Amortization Event or an Unmatured Amortization Event. The Administrative Agent agrees, at the expense and request of the Borrower, to take such actions, or permit the Servicer to take such actions, as are reasonably necessary and appropriate to release, and/or more fully evidence the release, of the lien in such Excluded Receivables created hereunder.

Section 14.17. Lender Consent. In accordance with Section 7.1(b) of the Receivables Sale Agreement, the Administrative Agent and the Committed Lenders hereby

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consent and agree to the terms and provisions of the Receivables Sale Agreement and the transaction contemplated thereby on the date hereof.

<signature pages follow>

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

WESTROCK FINANCIAL, INC., As Borrower

By:
Name:
Title:

Address:
Phone:
Email:

All notices delivered pursuant to Section 9.2, any requests for indemnification delivered pursuant to Article X and any notices relating to an Amortization Event or Unmatured Amortization

Event shall also be sent to:

Address:
Phone:

WESTROCK CONVERTING, LLC, AS SERVICER

By:
Name:
Title:

Address:
Phone:
Email:

All notices delivered pursuant to Section 9.2, any requests for indemnification delivered pursuant to Article X and any notices relating to an Amortization Event or Unmatured Amortization

Event shall also be sent to:

Address:
Phone:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

AS ADMINISTRATIVE AGENT, AS FUNDING AGENT, AND AS A CO-AGENT

By:
Name:
Title:

By:
Name:
Title:

Address:
Phone:
Fax:
Email:

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH,

AS A COMMITTED LENDER

By:
Name:
Title:

By:
Name:
Title:

Address:
Email:
Facsimile:
Confirmation:

TD Bank, N.A.,

as A CO-AGENT AND AS A Committed Lender

By:
Name:
Title:

Address:
Phone:
Email:

REGIONS BANK,

as a Co-Agent

By:
Name:
Title:

REGIONS BANK,

as a Committed Lender

By:
Name:
Title:

Address:
Phone:
Email:

Mizuho bank, ltd.,

AS A CO-AGENT AND AS A Committed Lender

By:
Name:
Title:

Address:
Attn:
Phone:
Fax:

Wells Fargo Bank, n.a.,

as a CO-AGENT and AS A Committed Lender

By:
Name:
Title:

Address:
Phone:
Fax:
Email:

BANK OF NOVA SCOTIA,

as a CO-AGENT and AS A Committed Lender

By:
Name:
Title:

Address:

LIBERTY STREET FUNDING

as a CO-AGENT and AS A Committed Lender

By:
Name:
Title:

Address:

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounting Principles” means:

(a) GAAP as in effect from time to time; or

(b) IFRS as in effect from time to time,

in each case, as in effect from time to time selected by the Borrower or the Parent and interpreted in line with the Parent and its subsidiaries accounting policies as applied in the audited financial statements.

“Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR for such calculation plus (b) 0.10% per annum; provided that if Adjusted Daily Simple SOFR as so determined is less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor.

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Adjusted EBITDA” has the meaning as determined and/or reported in the relevant financial statements.

“Adjusted Federal Funds Rate” means, for each Settlement Period, the weighted daily average of (a) a rate per annum equal to the Federal Funds Rate on each day of such Settlement Period, plus (b) the Market Spread per annum on each day of such Settlement Period, plus (c) the Applicable Percentage per annum for each day on such Settlement Period. For purposes of determining the Adjusted Federal Funds Rate for any day, changes in the Federal Funds Rate shall be effective on the date of each such change.

“Adjusted Federal Funds Rate Loan” means a Loan which bears interest at the Adjusted Federal Funds Rate.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

“Adverse Claim” means a Lien.

“Affected Entity” means (i) any Funding Source, (ii) any agent, administrator or manager of a Conduit, or (iii) any bank holding company in respect of any of the foregoing.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if (a) the controlling Person owns 10-50% of any class of voting securities of the controlled Person only if it also possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise, or (b) if the controlling Person owns more than 50% of any class of voting securities of the controlled Person.

“Agents” has the meaning set forth in the preamble to this Agreement.

“Aggregate Commitment” means, on any date of determination, the aggregate amount of the Committed Lenders’ Commitments to make Loans hereunder. As of the Amendment Closing Date, the Aggregate Commitment is $700,000,000.

“Aggregate Principal” means, on any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Agreement” means this Eighth Amended and Restated Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

“Allocation Limit” has the meaning set forth in Section 1.1(a).

“Alternate Base Rate” means, at any time, the rate per annum equal to the highest of (a) the Prime Rate at such time, (b) the Federal Funds Rate at such time plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on the applicable date of determination plus 1.00%. Each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 0.00% per annum.

“Alternate Base Rate Loan” means any Loan bearing interest at a rate based upon the Alternate Base Rate.

“Alternate Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Amendment Closing Date” means July 5, 2024.

Exhibit I-2

“Amortization Date” means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event described in Section 9.1(g), (ii) the Business Day specified in a written notice from the Administrative Agent following the occurrence and during the continuance of any other Amortization Event, and (iii) the date which is 10 Business Days after the Administrative Agent’s receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Article IX.

“Annual Financial Statement” has the meaning set forth in Section 7.1(a)(i).

“Anti-Money Laundering Laws” means: (a) the Executive Order; (b) the Bank Secrecy Act (31 USC. §§ 5311 et seq.); (c) the Money Laundering Control Act of 1986 (18 USC. §§ 1956 et seq.); (d) the Patriot Act; (e) any similar law enacted in the United States after the date of this Agreement; and (f) any other applicable anti-money laundering law or regulation.

“Applicable Percentage” has the meaning set forth in the Fee Letter.

“Article 7 Transparency and Reporting Requirements” means the reporting requirements set out in Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards adopted by the European Commission in relation thereto, any relevant regulations and technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case relevant guidance published in relation thereto as may be effective from time to time.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.5(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for

Exhibit I-3

such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. § 101 et seq.) and any successor statute thereto.

“Basel Accord” has the meaning provided in Section 10.2(a).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.5.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)        the Adjusted Daily Simple SOFR; or

(2)        the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated Dollars.

Exhibit I-4

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)        in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)        in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)        a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

Exhibit I-5

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.5(a) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.5(a).

“Blocking Regulation” means: (a) Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) and/or any applicable national law or regulation relating to it; and (b) Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report, and minus Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve.

“Borrowing Date” means a Business Day on which an Advance is made hereunder.

“Borrowing Limit” has the meaning set forth in Section 1.1(a)(i).

“Borrowing Notice” has the meaning set forth in Section 1.2.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia; that, “Business Day” shall also exclude a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Advance hereunder and the final Calculation Period shall terminate on the Final Payout Date.

Exhibit I-6

“Canadian Receivable” means any Eligible Receivable denominated and payable in United States Dollars, the Obligor of which is organized under the laws of, or has its chief executive office in Canada (or any political subdivision thereof).

“Canadian Receivable Excess” means the amount, if any, by which the aggregate Outstanding Balance of all Canadian Receivables exceeds 4.0% of the Outstanding Balance of all Eligible Receivables.

“Change of Control” means (a) any person or group of persons acting in concert acquires (either directly or indirectly) 30% or more of the voting shares of the Parent and such person or group of persons is the largest direct or indirect holder of voting shares of the Parent, but a Permitted Holdco Reorganisation shall not constitute a Change of Control, (b) Parent ceases to own, directly or indirectly, a majority of the outstanding voting Equity Interests of any Originator or the Borrower.

“Co-Agent” means with respect to each Lender, the agent appointed to act on behalf of such Lender in the applicable Lender Supplement.

“Collateral” has the meaning set forth in Section 13.1.

“Collection Account” has the meaning provided in the Receivables Sale Agreement.

“Collection Account Agreement” has the meaning provided in the Receivables Sale Agreement.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice from the Administrative Agent to a Collection Bank in the form attached to each Collection Account Agreement or such other form as may be agreed by the relevant Collection Bank.

“Collections” has the meaning provided in the Receivables Sale Agreement.

“Commercial Paper” means promissory notes of any Conduit issued by such Conduit, in each case, in the commercial paper market.

“Commitment” means, for each Committed Lender, the commitment of such Committed Lender to make (i) in the case of an Unaffiliated Committed Lender, its Percentage of Loans to Borrower hereunder or (ii) in the case of a Committed Lender in a Conduit Group, its Pro Rata Share of such Conduit Group’s Percentage of Loans to Borrower hereunder in the event the applicable Conduit elects not to fund any Advance, in either case, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Committed Lender’s name on Schedule A to this Agreement.

Exhibit I-7

“Committed Lenders” means (i) each Unaffiliated Committed Lender and (ii) with respect to each Conduit Group, the banks or other financial institutions and their respective successors and permitted assigns under each Conduit Group’s Liquidity Agreement.

“Conduit” means any Lender that is designated as the Conduit in the Lender Supplement or in the Assignment Agreement pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Percentage assumed by such assignee pursuant to its respective Assignment Agreement.

“Conduit Group” means, collectively, (i) a Conduit or Conduits, as the case may be, (ii) the Committed Lenders with respect to such Conduit or Conduits and (iii) the applicable Co-Agent for such Conduit or Conduits.

“Conforming Changes” means, with respect to the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.8 and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contra Receivable” any Eligible Receivable of an Obligor that has accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables).

Exhibit I-8

“Contra Receivables Excess” means the amount, if any, by which the aggregate Outstanding Balance of all Contra Receivables exceeds 10.0% of the Outstanding Balance of all Eligible Receivables.

“Contract” has the meaning provided in the Receivables Sale Agreement.

“Contractual Dilution Amount” means, as of any Cut-Off Date, the product of (i) 1.25 and (ii) the highest aggregate amount of cash discounts granted in any calendar month during the previous twelve completed calendar months.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CP Costs” means:

(a)       for a Pool Funded Conduit, for each day, the sum of, without duplication, (i) discount or interest accrued on such Conduit’s Pooled Commercial Paper at the applicable CP Rate on such day, plus (ii) any and all accrued commissions in respect of its placement agents and its Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Conduit’s Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by such Conduit’s Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received by or on behalf of such Conduit on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with such Conduit’s Pooled Commercial Paper. In addition to the foregoing costs, if Borrower (or the Servicer, on Borrower’s behalf) shall request any Advance during any period of time determined by a Co-Agent in its sole discretion to result in incrementally higher CP Costs applicable to its Conduit’s Loan included in such Advance, the principal associated with any such Loan of such Conduit shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal; and

(b)       for a Conduit that is not a Pool Funded Conduit, for each day, the sum of (x) discount or interest accrued on its Related Commercial Paper at the applicable CP Rate on such day, plus (y) any and all accrued commissions and fees of placement agents, dealers and issuing and paying agents incurred in respect of such Related Commercial Paper for such day, plus (z) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day.

“CP Rate” means, for any CP Tranche Period of any Conduit,

(a)       for any CP Rate Loans funded by a Pool Funded Conduit, a rate per annum that, when applied to the outstanding principal balance of such CP Rate Loans for the actual

Exhibit I-9

number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to such Conduit’s CP Costs for such CP Tranche Period; and

(b)       for any CP Rate Loans funded by a Conduit that is not a Pool Funded Conduit, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which such Conduit’s Related Commercial Paper outstanding during such CP Tranche Period has been or may be sold by any placement agent or commercial paper dealer selected by such Conduit’s Co-Agent, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Related Commercial Paper, expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.

“CP Rate Loan” means, for each Loan of a Conduit prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or (ii) the occurrence and continuance of an Amortization Event and the commencement of the accrual of Interest thereon at the Default Rate.

“CP Tranche Period” means with respect to any Loan of any Conduit, a period of days from 1 Business Day up to the number of days (not to exceed 60 days, in the case of a Loan that is not funded with Pooled Commercial Paper) necessary to extend such period to include the next Settlement Date, commencing on a Business Day, which period is either (i) requested by Borrower and agreed to by such Conduit or such Conduit’s Co-Agent or (ii) in the absence of such request and agreement, selected by such Conduit or such Conduit’s Co-Agent (it being understood that the goal shall be to select a period which ends on or as close to the next Settlement Date as possible).

“Credit and Collection Policy” has the meaning provided in the Receivables Sale Agreement.

“Cut-Off Date” means the last day of a Calculation Period.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Days Sales Outstanding” means, as of any Cut-Off Date, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of such Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Debt” means any indebtedness for or in respect of: (i) money’s borrowed and debit balances at financial institutions; (ii) any acceptance credit or bill discounting facility;

Exhibit I-10

(iii) any bond, note, debenture, loan, stock or other similar instrument; (iv) any preference share by its terms required to be redeemed prior to the Scheduled Termination Date; (v) any finance or capital lease or hire purchase, conditional sale or other arrangement required by the Accounting Principles to be capitalized for accounting purposes; (vi) receivables sold, pledged or discounted (other than on a Non-Recourse basis or receivables, sold, pledged or discounted pursuant to a Permitted Receivables Securitization); (vii) the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment (as the case may be) would be required to be accounted for as a liability under the Accounting Principles and: (a) is arranged primarily as a method of raising finance or financing the acquisition or construction of that asset or the acquisition of that service (other than trade credit on customary commercial terms); or (b) involves a period of more than six months before or after (as the case may be) the date of acquisition or supply; (viii) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount) to the extent required to be accounted for as liabilities under the Accounting Principles; (ix) any other transaction (including any forward sale or purchase agreement) which is required to be accounted for as a borrowing under the Accounting Principles; (x) any counter indemnity obligation in respect of any guarantee, indemnity, bond, documentary credit or other instrument issued by a bank or financial institution; or (xi) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (i) to (x) above, but excluding any inter-company indebtedness owed by the Parent or any of its Subsidiaries to the Parent or any of its Subsidiaries.

“Deemed Collections” means Collections deemed received by Borrower under Section 1.4(a).

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the period ending on such Cut-Off Date and consisting of three (3) Calculation Periods plus the related Specified Period, by (ii) the Net Pool Balance as of such Cut-off Date.

“Default Rate” means a rate per annum equal to the sum of (i) the Prime Rate plus (ii) 2.00%, changing when and as the Prime Rate changes.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate sales generated by the Originators during the Calculation Period occurring 4 months plus the Specified Period prior to the Calculation Period ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment, (ii) the Obligor thereof has suffered an Event of Bankruptcy, or (iii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible.

Exhibit I-11

“Defaulting Lender” means (a) any Committed Lender that (i) has failed to perform any of its funding obligations hereunder within one Business Day of the date required to be funded by it hereunder (other than failures to fund solely as a result of (A) a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Advance date, but only for such time as such Committed Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, (B) a failure to disburse due to an administrative error or omission by such Committed Lender, or (C) a failure to disburse due to force majeure, computer malfunctions, interruption or communication facilities, labor difficulties or other causes, in each case to the extent beyond such Committed Lender’s reasonable control), (ii) has notified the Borrower, the Funding Agent or the Administrative Agent that it does not intent to comply with its funding obligations under this Agreement, or (iii) has failed to confirm in writing that it intends to comply with its funding obligation under this Agreement, by the date requested by the Administrative Agent in writing following the Administrative Agent’s determination that it has a reasonable basis to believe that such Committed Lender will not comply with its funding obligations under this Agreement, (b) any Committed Lender that is the subject of an Event of Bankruptcy or (c) any assignee of a Defaulting Lender under applicable law as contemplated in the last sentence of Section 12.1(d)(v).

“Defaulting Lender Excess” means, with respect to any Defaulting Lender at any time, the excess, if any, at such time of (i) an amount equal to such Defaulting Lender’s Percentage multiplied by the Aggregate Principal (calculated as if any other Defaulting Lenders had funded all of their respective Loans) over (ii) the aggregate principal amount of all Loans made by such Defaulting Lender.

“Defaulting Lender Group” means any Conduit Group that includes a Defaulting Lender.

“Delinquency Ratio” means, as of any Cut-Off Date, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables on such Cut-Off Date divided by (ii) the aggregate sales generated by the Originators during the Calculation Period occurring three (3) months prior to the Calculation Period ending on such Cut-Off Date.

“Delinquent Receivable” means a Receivable, (i) as to which any payment, or part thereof, remains unpaid for 31-90 days from the original due date for such payment, or (ii) which is delinquent under the Credit and Collection Policy.

“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

“Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the Calculation Period ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

Exhibit I-12

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions (other than cash discounts) during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during such Calculation Period.

“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of:

(a)       the sum of (i) 2.25 times the Adjusted Dilution Ratio as of the most recent Cut-Off Date, plus (ii) the Dilution Volatility Component as of the most recent Cut-Off Date, times

(b)       the Dilution Horizon Ratio as of the most recent Cut-Off Date.

“Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Dodd Frank Act” has the meaning provided in Section 10.2(a).

“EBA” means European Banking Authority (including any successor or replacement organization thereto).

“EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (x) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EIOPA” means The European Insurance and Occupational Pensions Authority (including any successor or replacement organization thereto).

“Eligible Foreign Receivable” means an Eligible Receivable that is a Foreign Receivable; provided that no Foreign Receivable the Obligor of which is organized under

Exhibit I-13

the laws of, or has its chief executive office in, Russia shall be an Eligible Foreign Receivable.

“Eligible Receivable” means, at any time, a Receivable:

(a)       the Obligor of which is not an Affiliate of any Loan Party or, to the knowledge of any Loan Party, any other party hereto,

(b)       (i) which by its terms is due and payable not greater than 180 days from the original invoice date thereof and (ii) which is not a Defaulted Receivable,

(c)       which is not owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

(d)       which has not had its payment terms extended more than once,

(e)       which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions,

(f)       which is denominated and payable only in United States dollars in the United States,

(g)       which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected,

(h)       which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract (other than any such requirement that is ineffective under Article 9 of any applicable UCC) and (B) does not contain a confidentiality provision that purports to restrict the ability of any Lender to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

(i)       which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(j)       which, together with the Contract related thereto, does not any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

Exhibit I-14

(k)       which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

(l)       which was generated in the ordinary course of the applicable Originator’s business,

(m)       which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

(n)       which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected; provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset; and provided, further, however, the Receivables of an Obligor which has accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables), but which otherwise satisfy the criteria set forth in this clause (n), shall be deemed to satisfy this clause (n) unless such Receivables are subject to a contractual netting arrangement allowing such Obligor to offset against such Receivables.

(o)       as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(p)       as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct,

(q)       all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim (except as created by the Transaction Documents),

Exhibit I-15

(r)       which is not originated on a “billed but not shipped,” “bill and hold,” “guaranteed sale,” “sale and return,” “sale on approval,” “progress billed,” “consignment” or similar basis, and

(s)       is an “eligible asset” under and as defined in Rule 3a-7 under the Investment Company Act.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Originator within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

“ERISA Event” means: (a) any of the events set forth Section 4043(c) of ERISA with respect to a Plan subject to Title IV of ERISA, other than an event for which the 30 day notice period has been waived; (b) the termination of or withdrawal from, the filing of a notice of intent to terminate, the institution by the PBGC of any proceeding to terminate, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA; (c) the engagement by any Loan Party in any non-exempt prohibited transaction within the meaning of section 4975 of the Tax Code or section 406 of ERISA; (d) the incurrence of any liability to any Loan Party under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (e) a determination or receipt by a Loan Party of notification that a Plan is, or is expected to be, in "at risk" status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the IRS Code), or "endangered" or "critical status" within the meaning of Section 305 of ERISA, in each case, except as would not have a Material Adverse Effect.

“Erroneous Payment” has the meaning assigned thereto in Section 11.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 11.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 11.12(d).

“ESMA” means The European Securities and Markets Authority (including any successor or replacement organization thereto).

Exhibit I-16

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/2402.

“EU Securitization Rules” means: (a) the EU Securitization Regulation; (b) together with any relevant technical standards adopted by the European Commission in relation thereto, any relevant regulations and technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case relevant guidance published in relation thereto by the European Supervisory Authorities as may be effective from time to time.

“European Supervisory Authorities” means, together, the EBA, ESMA and EIOPA.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)       a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)       such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Excess Terms Allowance” means the sum of (a) the amount, if any, by which the aggregate Outstanding Balance of all Eligible Receivables with payment terms that are greater than 90 days but less than 121 exceeds 25.0% of the Outstanding Balance of all Eligible Receivables, and (b) the amount, if any, by which the aggregate Outstanding Balance of all Eligible Receivables with payment terms that are greater than 120 days but less than 180 days exceeds 4.0% of the Outstanding Balance of all Eligible Receivables.

Exhibit I-17

“Excluded Receivable” has the meaning provided in the Receivables Sale Agreement.

“Excluded Taxes” means (i) Taxes imposed on or measured by such Affected Entity’s net income (however denominated), and franchise Taxes and branch profit Taxes imposed on it, by the jurisdiction under the laws of which such Affected Entity is organized has its principal office in, or, in the case of a Lender, has its applicable lending office located in (or any political subdivision thereof), or imposed as a result of a present or former connection between such Affected Entity and the jurisdiction imposing such Tax (other than connections arising from such Affected Entity having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced this Agreement) (ii) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) except to the extent such amounts were payable to such Lender’s assignor immediately before such Lender became a party to this Agreement or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Affected Entity’s failure to comply with Section 10.2(d), and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Officer” has the meaning provided in the Receivables Sale Agreement.

“Executive Order” means Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued 23 September 2001, as amended by Executive Order 13268.

“Facility Account” means Borrower’s account identified as the Facility Account on Schedule D.

“Facility Fee” has the meaning provided in the Fee Letter.

“Facility Termination Date” means the earliest of (a) the Scheduled Termination Date and (b) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Tax Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Tax Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a

Exhibit I-18

Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain tenth amended and restated fee letter dated as of July 5, 2024, among Borrower and the Agents, as it may be amended or modified and in effect from time to time.

“Final Payout Date” means the date on which all Obligations have been paid in full and the Aggregate Commitment has been terminated.

“Finance Charges” has the meaning provided in the Receivables Sale Agreement.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Receivable” means any Receivable denominated and payable in United States Dollars, the Obligor of which is organized under the laws of, or has its chief executive office in, any jurisdiction other than the United States.

“Foreign Receivable Excess” means the amount, if any, by which the aggregate Outstanding Balance of all Eligible Foreign Receivables exceeds 10.0% of the Outstanding Balance of all Eligible Receivables.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funding Account” means Funding Agent’s account no. RABO 11.1 at Deutsche Bank and as referenced in the Lender Supplement.

“Funding Agent” means Rabobank, or any successor funding agent appointed hereunder pursuant to Section 11.1.

“Funding Agent Fee Letter” means that certain fee letter dated as of May 27, 2011 among Pre-Merger Parent, Borrower and Rabobank, as it may be amended or modified and in effect from time to time.

“Funding Agreement” means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of a Conduit.

Exhibit I-19

“Funding Source” means (i) each Committed Lender and (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Government Receivable” means any Eligible Receivable, the Obligor of which is a government or a governmental subdivision or agency.

“Government Receivables Excess” means the amount, if any, by which the aggregate Outstanding Balance of all Government Receivables exceeds 2.5% of the Outstanding Balance of all Eligible Receivables.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indemnified Amounts” has the meaning specified in Section 10.1.

“Indemnified Party” has the meaning specified in Section 10.1.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Director” means a director of Borrower who (A) is not at the time of initial appointment or at any time during the continuation of his or her appointment as an Independent Director and has not been at any time during the five (5) years preceding such appointment: (i) an equity holder, director (other than an Independent Director), officer, employee, member, manager, attorney or partner of Borrower or any of its Affiliates; (ii) a customer, supplier or other person who derives more than 1% of its purchases or revenues from its activities with Borrower or any of its Affiliates; (iii) a person or other entity controlling or under common control with any such equity holder, partner, member, customer, supplier or other person; (iv) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person; or (v) a trustee in bankruptcy for Borrower or any of its Affiliates and (B) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all “independent directors” thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Global Securitization Services, LLC, National Registered Agents, Inc., Wilmington Trust Company, Citadel PV (USA) LLC or another nationally recognized company reasonably approved by the Administrative Agent. As used herein,

Exhibit I-20

the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“Interest” means for each respective Interest Period relating to Loans of the Committed Lenders, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized (a) in the case of an Interest Period for Term SOFR, on a 360-day basis and (b) in the case of an Interest Period for the Alternate Base Rate or the Adjusted Federal Funds Rate, on a 365-day (or 366-day, when appropriate) basis.

“Interest Period” means, with respect to any Loan held by a Committed Lender:

(a)       if Interest for such Loan is calculated on the basis of Term SOFR, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1) month thereafter; provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any Term SOFR Loan, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

(iii) there shall be no more than twelve (12) Interest Periods in effect at any time; or

(b)       if Interest for such Loan is calculated on the basis of the Alternate Base Rate or the Adjusted Federal Funds Rate, a period commencing on a Business Day selected by Borrower and agreed to by the applicable Co-Agent, provided that no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the applicable Co-Agent.

“Interest Rate” means, with respect to each Loan of the Committed Lenders, Adjusted Term SOFR, the Adjusted Federal Funds Rate, the Alternate Base Rate or the Default Rate, as applicable.

Exhibit I-21

“Interest Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the most recent Cut-Off Date, less the Applicable Percentage per annum as of such date times (iii) a fraction the numerator of which is the Days Sales Outstanding as of the most recent Cut-Off Date and the denominator of which is 360.

“Interim Financial Statements” has the meaning set forth in Section 7.1(a)(ii).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Legal Final Maturity Date” means the date occurring one-hundred and fifty (150) calendar days after the Scheduled Termination Date.

“Lender” means each Conduit and each Committed Lender.

“Lender Supplement” means, with respect to any Lender, the information set forth in Schedule C to this Agreement in respect of such Lender, as it may be amended or otherwise modified from time to time by such Lender or the Lenders named therein.

“Lien” has the meaning specified in the Receivables Sale Agreement.

“Liquidity Agreement” means the liquidity asset purchase agreement between the Conduit of any Conduit Group and the Committed Lenders of such Conduit Group.

“Liquidity Commitment” means, as to each Committed Lender in any Conduit Group, its commitment to such Conduit Group’s Conduit under the Liquidity Agreements, (which shall equal 102% of such Conduit Group’s Percentage of the Aggregate Commitment hereunder).

“Liquidity Funding” means (a) a purchase made by any Committed Lender pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, an applicable Conduit’s Loans, or (b) any Loan made by a Committed Lender in lieu of such Conduit pursuant to Section 1.1.

“Liquidity Termination Date” means, as to any Conduit, except as otherwise set forth in this Agreement, the date on which the Liquidity Agreement between such Conduit and the related Committed Lenders in its Conduit Group terminates.

“Loan” means any loan made by a Lender to Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan, an Adjusted Federal Funds Rate Loan or a Term SOFR Loan, selected in accordance with the terms of this Agreement.

“Loan Parties” has the meaning set forth in the preamble to this Agreement.

Exhibit I-22

“Lock-Box” has the meaning provided in the Receivables Sale Agreement.

“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.25, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the most recent Cut-Off Date times (c) the Default Horizon Ratio as of the most recent Cut-Off Date.

“Market Spread” means, on any date of determination, the positive difference between the Federal Funds Rate on such date of determination, and the 1-month Term SOFR Reference Rate effective as of 11:00 A.M., London time, on such date of determination (and not as in effect two Business Days prior thereto).

“Material Adverse Effect” means (i) any material adverse effect on the business, operations, financial condition or assets of the Parent and its Subsidiaries, taken as a whole, (ii) any material adverse effect on the ability of any Loan Party to perform its obligations under the Transaction Documents to which it is a party, (iii) any material adverse effect on the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any material adverse effect on the Administrative Agent’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) any material adverse effect on the collectability of the Receivables generally or of any material portion of the Receivables.

“Material Subsidiary” means a Subsidiary of the Parent whose unconsolidated earnings before interest, tax, depreciation and amortization (calculated on the same basis as Adjusted EBITDA) represents 5% or more of Adjusted EBITDA reported in the latest Annual Financial Statements. Compliance shall be determined by the Parent or the Loan Parties on an annual basis by reference to latest Annual Financial Statements and the most recent annual financial results of the related Subsidiary.

“Merger Transaction” means the merger of Pre-Merger Parent into a wholly-owned subsidiary of Smurfit WestRock plc, a public limited liability company organized under the laws of Ireland, through a series of intermediate steps and transactions, with Pre-Merger Parent as the surviving entity, in accordance with the terms of the Merger Transaction Agreement.

“Merger Transaction Agreement” means the transaction agreement dated September 12, 2023, by and among, inter alios, Smurfit Kappa Group plc, a public limited company incorporated in Ireland, and Pre-Merger Parent, as amended, supplemented or modified from time to time.

“Monthly Report” means a report, in substantially the form of Exhibit VI hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

“Monthly Reporting Date” means the 25th day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

Exhibit I-23

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Performance Guarantor, the Loan Parties or any of their ERISA Affiliates makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor, (ii) the Excess Terms Allowance, (iii) the Foreign Receivable Excess, (iv) the Contractual Dilution Amount, (v) the Volume Rebate Accrual Amount, (vi) the Government Receivables Excess, (vii) the Sales Tax Receivables Excess, (viii) the Canadian Receivable Excess and (ix) the Contra Receivables Excess.

“Non-Recourse” means, in relation to a Permitted Receivables Securitisation, no recourse to the Parent or its subsidiaries other than recourse that is customary for trade receivables facilities in the relevant jurisdiction.

“Obligations” means, at any time, any and all obligations of either of the Loan Parties to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letter, fees under the Funding Agent Fee Letter and Indemnified Amounts.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit set forth below for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the long term unsecured senior debt ratings set forth below):

Short Term Rating (S&P/Moody’s)	Long Term Rating (S&P/Moody’s)	Maximum Allowable % of Eligible Receivables
A-1+/P-1	Aaa to Aa2/AAA to AA	10.0%
A-1/P-1	Aa3 to A2/AA- to A	8.0%
A-2/P-2	A3 to Baa1/A- to BBB+	5.0%
A-3/P-3	Baa2 to Baa3/BBB to BBB-	3.25%

Exhibit I-24

Below A-3/P3 or Not Rated	Below Baa3/BBB- or Not Rated	2.0%

; provided, however, that (a) if any Obligor has a split short term rating by S&P and Moody’s or a split long term rating by S&P and Moody’s, the applicable short term rating or long term rating, as applicable, will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to an increase in the percentage set forth in clause (a)(i) of the definition of “Required Reserve”, upon Borrower’s request from time to time, the Co-Agents may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Co-Agent upon not less than ten (10) Business Days’ written notice to the Loan Parties.

“OFAC” has the meaning set forth in Section 5.1(y).

“Originator” has the meaning provided in the Receivables Sale Agreement.

“Originator Collection Account” means any Collection Account listed on Schedule D (as such Schedule may be supplemented by the Seller by notice to the Administrative Agent) that is legally owned by an Originator and for which the Originator Collection Account Condition is satisfied.

“Originator Collection Account Condition” means, with respect to any Originator Collection Account, the condition that all amounts on deposit in an Originator Collection Account shall be swept each Business Day into a Collection Account owned by the Borrower.

“Other Taxes” has the meaning set forth in Section 10.2(b).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof, including, for the avoidance of doubt, any amount allocable to sales tax.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Parent” means, (i) from the Amendment Closing Date, Smurfit WestRock plc, a public limited company incorporated in Ireland and (ii) from the date of any Permitted Holdco Reorganisation, the relevant Replacement Parent.

“Participant” has the meaning set forth in Section 12.2.

“Participant Register” has the meaning set forth in Section 12.4.

Exhibit I-25

“Patriot Act” has the meaning set forth in Section 5.1(z).

“Payment Account” means, with respect to each Co-Agent, the account designated by such Co-Agent for receipt of payments hereunder and identified on the Lender Supplement.

“Payment Recipient” has the meaning assigned thereto in Section 11.12(a).

“PBGC” means the United States Pension Benefit Guaranty Corporation.

“Percentage” means for (i) each Conduit Group, the ratio (expressed as a percentage) of the aggregate Commitments of the Committed Lenders in such Conduit Group to the Aggregate Commitment and (ii) each Unaffiliated Committed Lender, the ratio (expressed as a percentage) of its Commitment to the Aggregate Commitment.

“Performance Guarantor” means the Parent.

“Performance Undertaking” means that certain Performance Undertaking, dated as of the Amendment Closing Date, by Performance Guarantor in favor of Borrower, as the same may be amended, restated or otherwise modified from time to time.

“Permitted Holdco Reorganisation” means a transaction pursuant to which the Parent at such time (the “Existing Parent”) becomes a direct or indirect wholly-owned subsidiary of another person, and such other person (the “Replacement Parent”) is designated by the Borrower or the Servicer in writing to the Administrative Agent as such, provided that:

(a)	the beneficial owners of the voting stock of the Replacement Parent immediately following that transaction are substantially the same as the holders of the voting stock of the Existing Parent immediately prior to that transaction and such that no Change of Control has occurred; and
(b)	the replacement Parent is (or becomes as soon as reasonably practicable and in any event within five (5) Business Days of being designated as the Replacement Parent) performance undertaker under the Performance Undertaking.

A Permitted Holdco Reorganisation may take place at any time and there shall be no limit to the number of Permitted Holdco Reorganisations during the term of this Agreement.

“Periodic Term SOFR Determination Day” has the meaning specified in clause (a) of the definition of “Term SOFR.”

“Permitted Receivables Securitisation” means a financing of receivables on a Non-Recourse basis.

Exhibit I-26

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Loan Parties or any of their respective ERISA Affiliates is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pooled Commercial Paper” means, for each of the Pool Funded Conduits, the Commercial Paper of such Pool Funded Conduit subject to any particular pooling arrangement by such Conduit, but excluding Related Commercial Paper issued by any Pool Funded Conduit for a tenor and in an amount specifically requested by any Person with any agreement effected by such Pool Funded Conduit.

“Pool Funded Conduits” means, at any time, the Conduits that have notified the Loan Parties that they will be pool-funding their Loans.

“Pre-Merger Parent” means WestRock Company, a Delaware corporation.

“Prepaid Lender” has the meaning set forth in Section 12.1(e).

“Prepaid Lender Amount” means, in respect of any Prepaid Lender and any Settlement Date prior to the Amortization Date, an amount calculated as the product of (a) such Prepaid Lender’s Percentage and (b) amounts available for application pursuant to clause “fifth” of Section 2.2.

“Prepayment Date” has the meaning set forth in Section 12.1(e).

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Rata Share” means, with respect to each Conduit Group on any date of determination, the ratio which the Liquidity Commitment of a Committed Lender in such Conduit Group bears to the sum of the Liquidity Commitments of all Committed Lenders in such Conduit Group.

“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, any political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who

Exhibit I-27

is connected or associated personally with any of the foregoing that is prohibited under any applicable law or regulation.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Purchasing Committed Lender” has the meaning set forth in Section 12.1(b).

“Rabobank” has the meaning set forth in the preamble to this Agreement.

“Ratings Trigger Event” means, as of any date of determination, the lowering of the rating with regard to the long-term debt of the Parent to (or below) (i) BB by S&P, or (ii) Ba2 by Moody’s.

“Receivable” has the meaning provided in the Receivables Sale Agreement.

“Receivables Sale Agreement” means that certain Sixth Amended and Restated Receivables Sale Agreement, dated as of the date hereof, among the Originators and Borrower, as the same may be amended, restated or otherwise modified from time to time.

“Reconciliation Statement” has the meaning set forth in Section 7.1(a)(iii).

“Records” has the meaning provided in the Receivables Sale Agreement.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Register” has the meaning set forth in Section 12.3.

“Regulatory Change” means after the date of this Agreement (i) change in, or the adoption of, any United States (federal, state or municipal) or foreign laws, regulations (including Regulation D) or accounting principles, (ii) any interpretations, directives or requests of or under any United States (federal, state or municipal) or foreign laws, regulations (whether or not having the force of law) or accounting principles by any court, governmental or monetary authority, or accounting board or authority (whether or not part of government) charged with the establishment, interpretation or administration thereof or (iii) the compliance, application or implementation by any Affected Entity with any of the foregoing subclauses (i) or (ii) or the Dodd Frank Act or the Basel Accord, both as defined in Section 10.2(a) of this Agreement.

“Related Commercial Paper” means, for any period with respect to any Conduit, any Commercial Paper of such Conduit issued or deemed issued for purposes of financing or maintaining any Loan by such Conduit (including any discount, yield, or interest thereon) outstanding on any day during such period.

“Related Security” means, with respect to any Receivable: (i) all of Borrower’s interest in the Related Security (under and as defined in the Receivables Sale Agreement), (ii) all of Borrower’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, (iii) all of Borrower’s right, title and interest in, to and under the Performance Undertaking, and (iv) all proceeds of any of the foregoing.

Exhibit I-28

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Parent” has the meaning given to such term in the definition of Permitted Holdco Reorganisation.

“Required Committed Lenders” means Committed Lenders holding in the aggregate more than fifty percent (50%) of the Aggregate Commitment; provided, however, that if any Committed Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Committed Lenders, such Committed Lender’s Commitments.

“Required Data” means ongoing information regarding the Collateral required to be provided by the Borrower or the Servicer to the Administrative Agent at the request of the Administrative Agent, including in connection with any Lender’s regulatory capital requirements.

“Required Notice Period” means two (2) Business Days.

“Required Reserve” means, on any day during a Calculation Period, the product of (a) (i) the greater of (A) the Required Reserve Factor Floor and (B) the sum of the Loss Reserve and the Dilution Reserve, plus (ii) the Interest Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

“Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 10.0% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the most recent Cut-Off Date.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

Exhibit I-29

“Restricted Party” means a person that is listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on the Specially Designated Nationals and Blocked Persons list maintained by the US Department of the Treasury Office of Foreign Assets Control, the Consolidated List of Financial Sanctions Targets maintained by His Majesty’s Treasury, or any similar list maintained by, or public announcement of sanctions designation made by, any Sanctions Authority.

“Retained Interest” shall have the meaning given to it in the Side Letter to the Receivables Sale Agreement.

“S&P” means Standard and Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sales Tax Receivable” means any portion of the Outstanding Balance of an Eligible Receivable that is allocable to sales tax.

“Sales Tax Receivables Excess” means the amount, if any, by which the aggregate Outstanding Balance of all Sales Tax Receivables exceeds 2.0% of the Outstanding Balance of all Eligible Receivables.

“Sanctions” means any Sanctions Laws and Anti-Money Laundering Laws.

“Sanctions Authorities” means: (a) the United States; (b) the United Nations; (c) the European Union; (d) the United Kingdom; (e) Canada; or (f) the respective governmental and official institutions and agencies of any of the foregoing, including, without limitation, the US Department of the Treasury Office of Foreign Assets Control, the United States Department of State, His Majesty’s Treasury and Global Affairs Canada.

“Sanctions Laws” means: (a) the Executive Order; (b) the International Emergency Economic Powers Act (50 USC. §§ 1701 et seq.); (c) the Trading with the Enemy Act (50 USC. App. §§ 1 et seq.); (d) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act; (e) any other law or regulation promulgated from time to time and administered by the US Department of the Treasury Office of Foreign Assets Control, or the US State Department or the US Department of Commerce, or any similar law enacted in the United States after the date of this Agreement; or (f) any other trade, economic or financial sanctions laws, regulations, embargos, rules or restrictive measures administered, enacted or enforced by any Sanctions Authority including (without limitation) those relating to restrictive measures against specific countries or territories, including (without limitation) Donetsk, Luhansk, Crimea, Cuba, Iran, Syria, Sudan, Burma (Myanmar), North Korea and Libya.

“Scheduled Termination Date” means June 30, 2027.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

Exhibit I-30

“Secured Parties” means the Indemnified Parties.

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing Fee” means, for each day in a Calculation Period:

(a)       an amount equal to (i) the Servicing Fee Rate (or, at any time while Converting or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms’ length basis based on then prevailing market terms for similar services), times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or

(b)       on and after the Servicer’s reasonable request made at any time when Converting or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.

“Servicing Fee Rate” means 0.75% per annum.

“Servicing Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 1.5 times (b) the Servicing Fee Rate times (c) a fraction, the numerator of which is the Days Sales Outstanding for the most recent Cut-Off Date and the denominator of which is 360.

“Settlement Date” means (A) with respect to all Loans, the 2nd Business Day after each Monthly Reporting Date, and (B) in addition, with respect to Loans of the Committed Lenders, the last day of the relevant Interest Period.

“Settlement Period” means the immediately preceding Calculation Period (or portion thereof).

“Side Letter to the Receivables Sale Agreement” means that Fourth Amended and Restated Side Letter to the Receivables Sale Agreement, dated as of January 31, 2024, addressed to the Administrative Agent and signed by the Borrower, the Servicer and each Originator, as it may be amended or modified and in effect from time to timer.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

Exhibit I-31

“Specified Period” means, with respect to any Cut-off Date, the period of time (reported in months) equal in duration to the weighted average payment terms of the Receivables, as reported on the most recent Monthly Report.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning set forth in the Receivables Sale Agreement.

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Term SOFR” means,

(a)        for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor of one month determined by the Administrative Agent by reference to the rate published by the Term SOFR Administrator on the date that is two (2) U.S. Government Securities Business Days prior to (i) the first day of the applicable Interest Period and (ii) with respect to any Term SOFR Loans outstanding on a Settlement Date, such Settlement Date (each such day, the “Periodic Term SOFR Determination Day”); provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR as so determined is less than the Floor, then Term SOFR shall be deemed to be the Floor, and

(b)        for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month determined by the Administrative Agent by reference to the rate published by the Term SOFR Administrator on the date that is two (2) U.S. Government Securities Business Days prior to (i) the first day of the applicable Interest Period and (ii) with respect to any Alternate Base Rate Loans

Exhibit I-32

outstanding on a Settlement Date, such Settlement Date (each such day, the “Alternate Base Rate Term SOFR Determination Day”); provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR as so determined is less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Transaction Documents” means, collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, the Side Letter to Receivables Sale Agreement, the Funding Agent Fee Letter, each Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Exhibit I-33

“Unaffiliated Committed Lender” means each Committed Lender that is not related to a Conduit Group.

“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 10.2(d).

“Volume Rebate” means, with respect to any Receivable, a rebate or refund as described in Section 1.4(a)(iii).

“Volume Rebate Accrual Amount” means (i) on any date of determination prior to the occurrence of a Ratings Trigger Event, an amount equal to the product of (x) the aggregate amount of all Volume Rebates that have accrued as of or on such date of determination and (y) Volume Rebate Reserve Percentage and (ii) on any date of determination following the occurrence of a Ratings Trigger Event, the aggregate amount of all Volume Rebates that have accrued as of or on such date of determination.

“Volume Rebate Reserve Percentage” means, with respect to any date of determination in any calendar month, the percentage specified in respect of such calendar month in the table below or such other percentage designated by the Administrative Agent on the basis of the most recent accountant’s due diligence report and communicated to the Borrower in writing by the Administrative Agent.

Calendar Month	Volume Rebate Reserve Percentage
January	82%
February	69%
March	65%
April	78%
May	70%
June	77%
July	76%
August	72%

Exhibit I-34

September	56%
October	73%
November	73%
December	61%

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Any accounting or financial term shall, unless otherwise indicated, be construed in accordance with the Accounting Principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit I-35

EXHIBIT II-A

FORM OF BORROWING NOTICE

Exhibit II-A-1

EXHIBIT II-B

FORM OF REDUCTION NOTICE

Exhibit II-B-1

EXHIBIT III-A

PLACES OF BUSINESS OF THE LOAN PARTIES AND PARENT; LOCATIONS OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

Exhibit III-A-1

EXHIBIT III-B

TITLE IV ERISA PLANS

Exhibit III-B-1

EXHIBIT IV

Exhibit IV-1

EXHIBIT V

FORM OF ASSIGNMENT AGREEMENT

Exhibit V-1

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES

FOR NOTICES AND COMMITMENT AMOUNTS

Exhibit V-2

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

Exhibit V-3

EXHIBIT VI

FORM OF MONTHLY REPORT

Exhibit VI-1

EXHIBIT VII

[Reserved]

Exhibit VII-1

SCHEDULE A

COMMITMENTS OF COMMITTED LENDERS

Schedule A-1

SCHEDULE B

DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT
ON OR PRIOR TO EFFECTIVENESS OF THIS AGREEMENT

Schedule B-1

SCHEDULE C

LENDER SUPPLEMENT

Schedule C-1

SCHEDULE D

Originator Collection Accounts and Borrower Facility Account

Schedule D-1

EXHIBIT B

SIXTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

Dated as of July 22, 2016

AMONG

WESTROCK COMPANY OF TEXAS, WESTROCK CONVERTING, LLC,
WESTROCK MILL COMPANY, LLC,
WESTROCK – SOUTHERN CONTAINER, LLC,
WESTROCK CALIFORNIA, LLC, WESTROCK MINNESOTA CORPORATION,
WESTROCK CP, LLC, WESTROCK - SOLVAY, LLC,
WESTROCK – GRAPHICS, INC., WESTROCK COMMERCIAL, LLC,
WESTROCK PACKAGING, INC., WESTROCK CONSUMER PACKAGING GROUP, LLC,

WESTROCK PACKAGING SYSTEMS, LLC, WESTROCK, LLC and the other

Originators from time to time party hereto,
As Originators,

AND

WESTROCK FINANCIAL. INC.,
as Buyer

-i-

(continued)

		Page

Section 7.7	Joinder to Receivables Sale Agreement	26
Section 7.8	CHOICE OF LAW	27
Section 7.8	CONSENT TO JURISDICTION	27
Section 7.10	WAIVER OF JURY TRIAL	27
Section 7.11	Integration; Binding Effect; Survival of Terms	27
Section 7.12	Counterparts; Severability; Section References

Exhibits and Schedules

Exhibit I	-	Definitions

Exhibit II	-	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III	-	Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV	-	Form of Joinder to Receivables Sale Agreement

Exhibit V	-	Credit and Collection Policies

Exhibit VI	-	Form of Subordinated Note

Exhibit VII	-	Form of Purchase Report

Schedule A	-	Documents to Be Delivered to Buyer On or Prior to the Date of this Agreement
Schedule B	-	List of Excluded Receivable Obligors

-ii-

SIXTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

THIS SIXTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of July 22, 2016, is by and among:

(a) WestRock Company of Texas, a Georgia corporation, WestRock Converting, LLC, a Georgia limited liability company, WestRock Mill Company, LLC, a Georgia limited liability company, WestRock – Southern Container, LLC, a Delaware limited liability company, WestRock California, LLC, a California limited liability company, WestRock Minnesota Corporation, a Delaware corporation, WestRock CP, LLC, a Delaware limited liability company, and WestRock – Solvay, LLC, a Delaware limited liability company, WestRock – Graphics, Inc., a North Carolina corporation, WestRock Commercial, LLC, a Colorado limited liability company, WestRock Packaging, Inc., a Delaware corporation, WestRock Consumer Packaging Group, LLC, an Illinois limited liability company, WestRock Packaging Systems, LLC, a Delaware limited liability company, WestRock MWV, LLC, a Delaware limited liability company, WestRock USC Inc., a Pennsylvania corporation, WestRock Southeast, LLC, a Delaware limited liability company, WestRock Box on Demand, LLC a Delaware limited liability company, WestRock Coated Board, LLC, a Delaware limited liability company, WestRock Texas, L.P., a Delaware limited partnership, WestRock Virginia, LLC, a Delaware limited liability company, and WestRock, LLC, a Delaware limited liability company (each of the foregoing, an “Originator” and collectively, the “Originators”), and

(b) WestRock Financial, Inc., a Delaware corporation (“Buyer”),

and amends and restates in its entirety that certain Fifth Amended and Restated Receivables Sale Agreement dated as of September 15, 2014, by and among WestRock RKT Company, a Georgia corporation (the “Original Parent”), the Originators and Buyer (as amended from time to time prior to the date hereof, the “2014 Agreement”), which amended and restated that certain Fourth Amended and Restated Receivables Sale Agreement dated as of December 21, 2012, by and among Original Parent, certain of the Originators (or their predecessors) and Buyer (as amended from time to time prior to the date or the 2014 Agreement, the “2012 Agreement”), which amended and restated that certain Third Amended and Restated Receivables Sale Agreement dated as of May 27, 2011, by and among Original Parent, certain of the Originators (or their predecessors) and Buyer (as amended from time to time prior to the date of the 2012 Agreement, the “2011 Agreement”), which amended and restated that certain Second Amended and Restated Receivables Sale Agreement dated as of September 2, 2008 by and among Original Parent, certain of the Originators (or their predecessors), certain other originators and Buyer (as amended from time to time prior to the date of the 2011 Agreement, the “2008 Agreement”), which amended and restated that certain Amended and Restated Receivables Sale Agreement dated as of October 26, 2005 by and among Original Parent, certain of the Originators (or their predecessors), certain other originators and Buyer (as amended from time to time prior to the date of the 2008 Agreement, the “2005 Agreement”), which amended and restated that certain Receivables Sale Agreement dated as of November 1, 2000 by and among Original Parent, certain of the Originators (or their predecessors), certain other originators and Buyer (as amended from time to time prior to the date of the 2005 Agreement, the “2000 Agreement”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

PRELIMINARY STATEMENTS

Each of the Originators now owns, and from time to time hereafter will own, Receivables.

Each of the Originators wishes to continue to sell and assign to Buyer, and Buyer wishes to continue to purchase from each Originator, all of such Originator’s right, title and interest in and to its existing and future Receivables together with the Related Security and Collections with respect thereto.

Each of the Originators and Buyer intend the transactions contemplated hereby to be true sales to Buyer by such Originator of the Receivables originated by it, providing Buyer with the full benefits of ownership of such Receivables, and none of the Originators nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to such Originator.

Buyer intends to finance its purchase of Receivables from the Originators, in part, by borrowing pursuant to that certain Eighth Amended and Restated Credit and Security Agreement, dated as of the date hereof (as amended, restated and/or otherwise modified from time to time in accordance with the terms thereof, the “Credit and Security Agreement”), among Buyer, WestRock Converting, LLC, as initial Servicer, each of the lenders and co-agents from time to time party thereto and Coöperatieve Rabobank, U.A., New York Branch, as administrative agent (in such last capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as funding agent.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASE

Section 1.1        [Reserved].

Section 1.2        Purchase of Receivables.

(a)        In consideration for the Purchase Price paid to each Originator and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator’s right, title and interest in

2

and to all Receivables originated by such Originator and existing as of the close of business on the Initial Cutoff Date applicable to such Originator and all Receivables thereafter originated by such Originator through and including the applicable Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, Buyer shall acquire all of such Originator’s right, title and interest in and to all Receivables existing as of the Initial Cutoff Date applicable to such Originator and thereafter arising through and including the applicable Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder from each Originator in accordance with Section 1.3.

(b)        On the 25th day of each month hereafter (or if any such day is not a Business Day, on the next succeeding Business Day thereafter), each Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII hereto (each such report being herein called a “Purchase Report”) with respect to the Receivables sold by such Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as Buyer (or the Administrative Agent, as Buyer’s assignee) may reasonably request.

(c)        It is the intention of the parties hereto that the Purchase of Receivables from each Originator made under the 2000 Agreement, 2005 Agreement, 2008 Agreement, 2011 Agreement, the 2014 Agreement or hereunder, as applicable, shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables originated by such Originator. Except for the Purchase Price Credits owed by such Originator pursuant to Section 1.4, the sale of Receivables hereunder by each Originator is made without recourse to such Originator; provided, however, that (i) such Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with such Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the sale of Receivables by each Originator hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it has marked (or will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark) its master data processing records relating to the Receivables originated by it with a legend acceptable to Buyer and to the Administrative Agent (as Buyer’s assignee), evidencing that Buyer has purchased such

3

Receivables and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Administrative Agent (as Buyer’s assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables originated by such Originator and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent (as Buyer’s assignee) may reasonably request.

Section 1.3        Payment for the Purchases. (a) The Purchase Price for the Purchase from each Originator of its Receivables in existence as of the close of business on the Initial Cutoff Date applicable to such Originator shall be payable in full by Buyer to such Originator on the Purchase Date applicable to such Originator, and shall be paid to such Originator in the following manner:

(i)        by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent pledge of such Receivables to the Lenders under the Credit and Security Agreement, and/or

(ii)        by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount. Each Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the applicable Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

(b)        With respect to any Receivables coming into existence on or after the Purchase Date applicable to an Originator, on each Settlement Date, Buyer shall pay such Originator the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner:

first, by delivery to such Originator or its designee of immediately available funds; and/or

4

second, by delivery to such Originator or its designee of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii).

Subject to the limitations set forth in Section 1.3(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the applicable Termination Date. The Subordinated Loans owing to each Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of its Subordinated Note and shall be payable solely from cash available to Buyer after payment of all amounts due in respect of the Senior Claim (as defined in the Subordinated Note) or to become due in respect of the Senior Claim within 30 days of the date of proposed payment on the Subordinated Note.

(c)        From and after the applicable Termination Date, no Originator shall be obligated to (but may, at its option) sell Receivables to Buyer.

(d)        Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to the applicable Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables originated by such Originator during the same Calculation Period and based on the information contained in the Purchase Report delivered by such Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.3 shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

Section 1.4        Purchase Price Credit Adjustments. If on any day:

(a)        the Outstanding Balance of a Receivable purchased from any Originator is:

(i)        reduced as a result of any defective or rejected or returned goods or services, any cash discounts, any volume discounts or any adjustment or otherwise by such Originator or any Affiliate thereof (other than as a result of a charge-off of such Receivable or cash Collections applied to such Receivable),

(ii)        reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction),

(iii)        reduced on account of the obligation of such Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv)        less on the date of its sale then the amount reflected in the applicable Purchase Report, or

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(b)        any of the representations and warranties set forth in Sections 2.1(i), (j), (l), (r), (s), (t), (u) and the second sentence of Section 2.1(q) hereof is not true when made or deemed made with respect to any such Receivable, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable to the applicable Originator hereunder equal to (x) in the case of clauses (a)(i) – (iv) above, the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount reflected in the applicable Purchase Report, as applicable, and (y) in the case of clause (b) above, the amount of the Outstanding Balance of such Receivable, which shall be reconveyed by the Buyer to the applicable Originator following receipt of such amount. If such Purchase Price Credit exceeds the Original Balance of the Receivables originated by the applicable Originator on any day, such Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the applicable Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note.

Section 1.5        Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Rate in respect thereof until paid in full; provided, however, that such Default Rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.6        License of Software.

(a)        To the extent that any software used by any Originator to account for the Receivables originated by it is non-transferable, such Originator hereby grants to each of Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto; provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. If any software used by any Originator to account for the Receivables originated by it prohibits such Originator from granting the license to use described herein, or if, after reasonable efforts, consent of any licensor of such software for the grant of the license described herein is not obtained, there shall be no transfer of such software hereunder or any grant by

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such Originator of the license to use described herein. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Obligations (as defined in the Credit and Security Agreement), and (ii) the date each of this Agreement and the Credit and Security Agreement terminates in accordance with its terms.

(b)        Each Originator (i) shall take such action requested by Buyer and/or the Administrative Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrative Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

Section 1.7        Characterization. If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale or contribution by an Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or contribution or such transfer shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each conveyance of Receivables by an Originator hereunder shall constitute a true sale or other absolute assignment thereof, such Originator hereby grants to Buyer a duly perfected security interest in all of such Originator’s right, title and interest in, to and under all Receivables of such Originator which are now existing or hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price owing to such Originator. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Section 1.8        Excluded Receivables.

(a)        Upon ten (10) days’ advance written notice to the Buyer and Administrative Agent (as Buyer’s assignee), a Transferor may designate as Excluded Receivables all Originated Receivables (whether outstanding or arising on or after the effectiveness of such designation) relating to any designated Obligor; provided that immediately after giving effect to such designation (i) the Excluded Receivable Compliance Condition shall be satisfied and (ii) no Termination Event or Unmatured Termination Event shall exist; provided, further, that no such designation may be undertaken by a Transferor for reasons relating to the credit quality of the related Originated Receivables or in order to manipulate the pool characteristics of the Receivables; and provided, further that, with respect to the Obligors designated in the Notice of Excluded Receivables, dated as of November 15, 2013, no additional notice shall be required to designate

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as Excluded Receivables all Originated Receivables in respect of such Obligors, including those arising prior to the Cut-off Date immediately preceding the date of such notice.

The written notice contemplated by the preceding sentence shall be accompanied by an updated Monthly Report reflecting the exclusion of the Excluded Receivables for such newly designated Obligor outstanding as of the immediately preceding Cut-off Date.

If such designation includes Originated Receivables outstanding prior to the immediately preceding Cut-off Date (and therefore owned by the Buyer), then the Buyer may dispose of any such outstanding Excluded Receivables by sale or dividend to the related Transferor; provided, that any such sale shall be made without representations, warranties, covenants or indemnity. Upon any such disposition, Buyer agrees to execute such instruments of release and authorize the execution of such financing statements and amendments or terminations of existing financing statements as necessary to fully accomplish such release and disposition. For the avoidance of doubt, no Excluded Receivables that arise on or after the Cut-off Date prior to the date of such notice shall be deemed to have been sold to the Buyer under this Agreement.

(b)        Upon ten (10) days’ advance written notice to the Buyer and Administrative Agent (as Buyer’s assignee), a Transferor may reverse the designation of an Obligor’s Excluded Receivables and upon the effective date of such notice, Originated Receivables relating to such Obligor shall no longer be Excluded Receivables; provided, however, that, without the written consent of Required Committed Lenders, the outstanding balance of such Obligor’s Excluded Receivables may not exceed 2.5% of the aggregate outstanding balance of all Eligible Receivables immediately prior to the effective date of such notice.

(c)        Schedule B shall be updated to reflect the current list of Obligors whose Originated Receivables are Excluded Receivables pursuant to this Section 1.8.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1        Representations and Warranties. Each Originator hereby represents and warrants to Parent, Buyer and Buyer’s assigns, on the date hereof and on each date that any Receivable is originated by such Originator on or after the date hereof, that:

(a)        Existence and Power. Such Transferor is a corporation or limited liability company, as applicable, duly organized under the laws of the state set forth after its name in the preamble to this Agreement (the “Applicable State”), and no other state or jurisdiction, and as to which such Applicable State must maintain a public record showing such corporation to have been organized. Such Transferor is validly existing and in good standing under the laws of its Applicable State and is duly qualified to do business and is in good standing

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as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)        Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Person of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and, in the case of any Originator, such Originator’s use of the proceeds of the Purchase made from it hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which such Transferor is a party has been duly executed and delivered by such Transferor.

(c)        No Conflict. The execution and delivery by such Transferor of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not result in the creation or imposition of any Adverse Claim on the assets of such Transferor, or contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property (except as created under the Transaction Documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)        Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Transferor of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)        Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Transferor’s knowledge, threatened in writing against or affecting such Transferor, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect.

(f)        Binding Effect. Each of the Transaction Documents to which such Transferor is a party constitutes the legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)        Accuracy of Information. All written information heretofore furnished by such Transferor or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction

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contemplated hereby or thereby is, and all such information hereafter furnished by such Transferor or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not materially misleading; provided, however, that with respect to projected or pro forma financial information and information of a general economic or industry specific nature, each Originator represents only that such information has been prepared in good faith based on assumptions believed by such Originator to be reasonable at the time of preparation.

(h)        Use of Proceeds. No portion of any Purchase Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Transferor or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)        Good Title. Upon the creation of each Receivable originated by an Originator after the Initial Cut-Off Date applicable to such Originator, such Originator (i) is the legal and beneficial owner of such Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.

(j)        Perfection. This Agreement, together with the filing of the financing statements and assignments contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Transferor, directly or indirectly): (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in such Receivables, the Related Security and the Collections. Such Transferor’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor with respect to collateral.

(k)        Places of Business and Locations of Records. The principal place of business and chief executive office of such Transferor and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Transferor’s Federal Employer Identification Number is correctly set forth on Exhibit II.

(l)        Collections. The conditions and requirements set forth in Section 4.1(h) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such

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Transferor at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III as such exhibit may be updated from time to time by written notice to the Administrative Agent. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)        Material Adverse Effect. Since [September 30, 2023], no event has occurred that would have a Material Adverse Effect.

(n)        Names. The name in which such Transferor has executed this Agreement is identical to the name of such Transferor as indicated on the public record of its state of organization which shows such Transferor to have been organized. In the past five (5) years, such Transferor has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

(o)        Ownership of Originators and Buyer. Parent owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of each Originator and Buyer. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer or any Originator.

(p)        Not an Investment Company. Such Transferor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)        Compliance with Law. Such Transferor has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r)        Compliance with Credit and Collection Policy. Such Transferor has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated or contributed by it that was reflected in any Purchase Report as an Eligible Receivable and was an Eligible Receivable on the date of its acquisition by Buyer hereunder, and with regard to each Contract with respect to such Receivable, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (and its assigns) have been notified in accordance with Section 4.1(a)(ii).

(s)        Payments to such Originator. With respect to each Receivable originated by such Originator and sold to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by such Originator of any Receivable originated by such Originator is or may be

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voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)        Enforceability of Contracts. Each Contract with respect to each Receivable that was reflected in any Purchase Report as an Eligible Receivable and was an Eligible Receivable on the date of its acquisition by Buyer hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)        Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

(v)        Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.

(w)        ERISA. (i) Identification of Plans. Except as disclosed on Exhibit III-B of the Credit and Security Agreement, as of the closing date or as of the last date Exhibit III-B of the Credit and Security Agreement was updated to reflect the establishment of a new plan, none of such Originator, its Subsidiaries or any of its ERISA Affiliates maintains or contributes to, or has during the past seven (7) years maintained or contributed to, any material Plan that is subject to Title IV of ERISA, except as would not reasonably be expected to have a Material Adverse Effect.

(ii)        Compliance. Each Plan maintained by such Originator and its Subsidiaries has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and such Originator and its Subsidiaries are subject to no tax or penalty with respect to any Plan of such Person or any ERISA Affiliate thereof, including, without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, in each case where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 2.1(w) (taken as a whole), would in the aggregate have a Material Adverse Effect.

(iii)        Liabilities. Neither such Originator nor its Subsidiaries is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of such Originator, its Subsidiaries and its ERISA Affiliates, including, without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, in each case where such liabilities, together with all other liabilities referred to in this Section 2.1(w) (taken as a whole), would in the aggregate have a Material Adverse Effect.

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(iv)        Funding. Each of such Originator and its Subsidiaries and, with respect to any Plan which is subject to Title IV of ERISA, each of its ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, in each case where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Material Adverse Effect. Such Originator is not subject to any liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 2.1(w) (taken as a whole), would have a Material Adverse Effect if such amounts were then due and payable.

(v)        ERISA Event. No ERISA Event has occurred or is reasonably expected to occur, except for such ERISA Events that individually or in the aggregate would not have a Material Adverse Effect.

(x)        OFAC. Neither such Originator nor any Material Subsidiary, to the knowledge of the Originator, (i) is a Sanctioned Person, or (ii) does business with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC. Notwithstanding the foregoing, the representations and warranties in this clause (x) are only made to the extent that the making of such representations and warranties does not result in a violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes) or any similar applicable anti-boycott law or regulation.

ARTICLE III
CONDITIONS OF PURCHASE

Section 3.1        Conditions Precedent to Purchase. The Purchase from each Originator under this Agreement is subject to the conditions precedent that (a) Buyer (and its assigns) shall have received on or before the closing date of the Credit and Security Agreement those documents listed on Schedule A and (b) all of the conditions to effectiveness of the Credit and Security Agreement shall have been satisfied on or before the closing date thereof or waived in accordance with the terms thereof.

Section 3.2        Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay for Receivables coming into existence on or after the applicable Purchase Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Credit and Security Agreement and (b) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

(i)        the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

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(ii)        no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable originated by any Originator (whether by payment of cash or through an increase in the amounts outstanding under such Originator’s Subordinated Note), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of such Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct such Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

ARTICLE IV
COVENANTS

Section 4.1        Affirmative Covenants of Transferors. Until the date on which this Agreement terminates in accordance with its terms:

(a)        Other Notices and Information. Each Transferor will deliver to Buyer and its assigns:

(i)        Reportable Events. As soon as possible and in any event within thirty (30) days after such Transferor or any Subsidiary knows or has reason to know that any “Reportable Event” (as defined in Section 4043(b) of ERISA) with respect to any Plan has occurred (other than such a Reportable Event for which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA) and such Reportable Event involves a matter that has had, or is reasonably likely to have, a Material Adverse Effect, a statement of an Executive Officer of such Transferor or such Subsidiary setting forth details as to such Reportable Event and the action which the Transferor or such Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the Transferor or such Subsidiary;

(ii)        Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to materially adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer’s (and the Administrative Agent’s, as Buyer’s assignee) consent thereto.

(iii)        Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables originated or contributed by such Transferor or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

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(iv)        Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event.

(v)        Downgrade of Parent. Any downgrade in the rating of any Debt of Parent by S&P or Moody’s, setting forth the Debt affected and the nature of such change.

(vi)        Material Adverse Effect. Promptly upon learning thereof, the occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(b)        Compliance with Laws and Preservation of Existence. Each Transferor will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Transferor will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)        Audits. Each Transferor will furnish to Buyer (as its assigns) such information with respect to it and the Receivables sold or contributed by it as may be reasonably requested by Buyer from time to time. Each Transferor will, from time to time during regular business hours as requested by Buyer (or its assigns) upon reasonable notice and at the sole cost of such Transferor, permit Buyer (or its assigns), or its agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Transferor relating to the Receivables and Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Transferor for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Transferor’s financial condition or the Receivables and the Related Security or such Transferor’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of such Transferor having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event (under and as defined in the Credit and Security Agreement) has occurred and is continuing, (A) the Transferors shall only be responsible for the costs and expenses of the first Review conducted in each calendar year, and (B) the Agents, collectively, will not request more than three (3) Reviews in any one calendar year. The first review in each calendar year shall be conducted solely at the request of the Administrative Agent. Each Review (other than the first Review occurring during any calendar year) shall be conducted solely at the request of the Required Committed Lenders.

(d)        Keeping and Marking of Records and Books.

(i)        Such Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents,

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books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Transferor will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)        Such Transferor will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in the Receivables and further describing the interest of the Administrative Agent (on behalf of the Lenders) under the Credit and Security Agreement and (B) upon the request of Buyer (or its assigns): (x) mark each Contract with a legend describing Buyer’s ownership interests in the Receivables originated by such Transferor and further describing the interest of the Administrative Agent (on behalf of the Lenders) and (y) after the occurrence and continuance of a Termination Event, deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to such Receivables.

(e)        Compliance with Contracts and Credit and Collection Policy. Such Transferor will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated by it, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

(f)        Ownership. Such Transferor, as applicable, will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables originated by such Transferor and the Collections and (B) all of such Transferor’s right, title and interest in the Related Security associated with the Receivables originated by such Transferor, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

(g)        Lenders’ Reliance. Such Transferor acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by the Credit and Security Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Transferor and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Transferor will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Transferor

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and any Affiliates thereof and not just a division of such Transferor or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Transferor (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the “separateness covenants” set forth in Section 7.1(i) of the Credit and Security Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Transferor and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

(h)        Collections. Such Transferor will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Transferor or any Affiliate of such Transferor, such Transferor will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposit into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Transferor will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer (except any Originator Collection Account may be in the legal name of an Originator) and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Credit and Security Agreement. At all times that any Collection Account is an Originator Collection Account, the relevant Originator shall ensure that the Originator Collection Account Condition is satisfied.

(i)        Taxes. Such Transferor will file all material tax returns and reports required by law to be filed by it and promptly pay all material taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being contested in good faith by appropriate and timely proceedings and for which adequate reserves in accordance with the Accounting Principles shall have been set aside on its books. Such Transferor will pay when due any and all present and future stamp, documentary, and other similar taxes and governmental charges payable in connection with the Receivables originated by it, and hold Buyer and its assigns harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes and governmental charges.

Section 4.2        Negative Covenants of Transferors. Until the date on which this Agreement terminates in accordance with its terms, each Transferor hereby covenants that:

(a)        Name Change, Offices and Records. Such Transferor will not change its (i) jurisdiction of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC), unless it shall have: (i) given the Buyer (and the Administrative Agent, as its assignee) at least thirty (30) calendar days prior written notice thereof and (ii) delivered to the Administrative Agent (as Buyer’s assignee) all financing

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statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

(b)        Change in Payment Instructions to Obligors. Such Transferor will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Transferor may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account; provided further, however, each Transferor agrees to direct its Obligors of Excluded Receivables to make payment to a lock-box or account that is not a Lock-Box or Collection Account and to use commercially reasonable efforts to ensure that no collections in respect of Excluded Receivables are deposited to, or commingled with amounts on deposit in, any Lock-Box or Collection Account commencing no later than the date that is thirty (30) days after the designation of such Excluded Receivables pursuant to Section 1.8.

(c)        Modifications to Contracts and Credit and Collection Policy. Such Transferor will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables originated by it or decrease the credit quality of any of its newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Credit and Security Agreement, such Transferor will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)        Sales, Liens. Such Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Transferor will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Transferor.

(e)        Accounting for Purchase. Such Transferor will not, and will not permit any Affiliate to, financially account (whether in financial statements or otherwise) for the transactions contemplated hereby in any manner other than the sale or other outright conveyance by such Transferor to Buyer of the Receivables originated by such Transferor and the associated Related Security or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of such Receivables and Related Security by such Transferor to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

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(f)        ERISA Compliance. Such Transferor will not, and will not permit any Subsidiary of such Transferor to, fail to satisfy the minimum funding standard under Section 412 of the Tax Code or Section 302 of ERISA, whether or not waived, or incur any liability under Section 4062 of ERISA to the PBGC established thereunder in connection with any Plan, in each case, except as would not have a Material Adverse Effect.

ARTICLE V
TERMINATION EVENTS

Section 5.1        Termination Events. The occurrence of any one or more of the following events shall constitute a “Termination Event”:

(a)        Any Transferor shall fail to make any payment or deposit required hereunder when due and such failure shall continue for three (3) Business Days.

(b)        Any Transferor shall fail to observe or perform any covenant or agreement contained in Section 4.2.

(c)        Any Transferor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Sections 5.1(a) and (b)), and such failure shall remain unremedied for 20 Business Days after the earlier of (i) an Executive Officer of any of the Transferors obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Any of the Transferors by Buyer or any of its assigns.

(d)        Any representation, warranty, certification or statement made by such Transferor in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and such failure shall not be remedied within 20 Business Days of the earlier of (i) an Executive Officer of any of such Persons obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any Loan Party or Performance Guarantor by any of the Agents; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and provided further, that any misrepresentation or certification for which Buyer has actually received a Purchase Price Credit shall not constitute a Termination Event hereunder.

(e)        [Reserved].

(f)        An Event of Bankruptcy shall occur with respect to any Transferor.

(g)        Any Transaction Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Transferor or any Subsidiary, or at any time it is or becomes unlawful for any Transferor or any Subsidiary to perform or comply with its obligations under any Transaction Document, or the obligations of Any of the Transferors or any Subsidiary under any Transaction Document are not or cease to be legal, valid and binding on any of the Transferors or any Subsidiary.

Section 5.2        Remedies. Upon the occurrence and during the continuance of a Termination Event, Buyer may take any of the following actions: (i) declare the applicable

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Termination Date to have occurred, whereupon the applicable Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Transferor; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f) with respect to any Transferor, or of an actual or deemed entry of an order for relief with respect to any Transferor under the Bankruptcy Code, the applicable Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Transferor and (ii) to the fullest extent permitted by applicable law, declare that the Default Rate shall accrue with respect to any amounts then due and owing by such Transferor to Buyer. For the avoidance of doubt, a Termination Event shall be deemed to be continuing unless waived pursuant to Section 7.1 hereof. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI
INDEMNIFICATION

Section 6.1        Indemnities by Transferors. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Transferor hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Transferor, excluding, however:

(a)        Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)        Indemnified Amounts to the extent the same includes losses in respect of Receivables originated by such Transferor that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)        taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, and taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction in which such Indemnified Party’s principal executive office is located or any political subdivision thereof;

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provided, however, that nothing contained in this sentence shall limit the liability of such Transferor or limit the recourse of each Indemnified Party to such Transferor for amounts otherwise specifically provided to be paid by such Transferor under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, each Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)        any representation or warranty made by such Transferor (or any officer of such Transferor) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by such Transferor pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

(ii)        the failure by such Transferor, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Transferor to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)        any failure of such Transferor to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)        any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)        any dispute, claim, offset or defense (other than a defense related to the financial condition, or discharge in bankruptcy, of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)        the commingling of Collections of Receivables at any time with other funds;

(vii)        any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, such Transferor’s use of the proceeds of the Purchase from it hereunder, the ownership of the Receivables

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originated by such Transferor or any other investigation, litigation or proceeding relating to such Transferor in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)        any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)        any Termination Event;

(x)        any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables originated by such Transferor and the associated Collections, and all of such Transferor’s right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claim;

(xi)        the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable originated by such Transferor, the Related Security and Collections with respect thereto, and the proceeds thereof, whether at the time of the Purchase from such Transferor hereunder or at any subsequent time;

(xii)        any action or omission by such Transferor which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;

(xiii)        any attempt by any Person to void the Purchase from such Transferor hereunder under statutory provisions or common law or equitable action;

(xiv)        any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Buyer as a result of any action of such Transferor; and

(xv)        the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report prepared by such Transferor to be an Eligible Receivable at the time acquired by Buyer.

Notwithstanding the foregoing, (i) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables conveyed hereunder; and (ii) nothing in the Section 6.1 shall require a Transferor to indemnify any Indemnified Party

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for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable Obligor.

Section 6.2        Other Costs and Expenses. Each Transferor shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Each Transferor shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

ARTICLE VII
MISCELLANEOUS

Section 7.1        Waivers and Amendments.

(a)        No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)        No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Transferor and Buyer and, to the extent required under the Credit and Security Agreement, the Administrative Agent and the Committed Lenders or the Required Committed Lenders, as applicable.

Section 7.2        Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission, electronic communication (including e-mail and Internet or intranet websites) or similar writing) and shall be given to the other parties hereto at their respective addresses set forth on the signature pages hereof or at such other address as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by electronic communication (i) in the case of notices and other communications sent to an e-mail address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) in the case of notices or communications posted to an Internet or intranet website, upon the deemed receipt by the intended recipient at its e-mail

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address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, (c) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (d) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3        Protection of Ownership Interests of Buyer.

(a)        Each Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the interest of the Administrative Agent (on behalf of the Lenders) under the Credit and Security Agreement, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuance of a Termination Event, Buyer (or its assigns) may, at such Transferor’s sole cost and expense, direct such Transferor to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b)        If any Transferor fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by such Transferor as provided in Section 6.2. Each Transferor irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Transferor (i) to execute on behalf of such Transferor as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables originated by such Transferor and the associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in such Receivables. This appointment is coupled with an interest and is irrevocable. From and after July 1, 2001, if any Transferor fails to perform any of its obligations hereunder: (A) such Transferor hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Transferor, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, (B) such Transferor acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the

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Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent (as Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (C) such Transferor approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as Buyer’s assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrative Agent (as Buyer’s assign), respectively.

Section 7.4        Confidentiality.

(a)        Each Transferor and Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Administrative Agent and the Lenders and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Transferor and its officers and employees may disclose such information to such Transferor’s external accountants, attorneys and other advisors and as required by any applicable law or order of any judicial or administrative proceeding.

(b)        Each Transferor hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agents, any Co-Agent or the Lenders by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Co-Agent or one of its Affiliates acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information. In addition, the Lenders and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

Section 7.5        Bankruptcy Petition.

(a)        Each Transferor and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

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(b)        Each Transferor covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Credit and Security Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6        Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Transferor, Buyer, any Lender or any Agent, no claim may be made by any such Person (or its Affiliates, directors, officers, employees, attorneys or agents) against any such other Person (or its Affiliates, directors, officers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto, on behalf of itself and its Affiliates, directors, officers, employees, attorneys, agents, successors and assigns, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.7        Joinder to Receivables Sale Agreement.

(a)        At any time, at the sole discretion of the Administrative Agent and the Committed Lenders, the Buyer, the Administrative Agent and the Committed Lenders may enter into a Joinder Agreement with any Subsidiary of the Parent (such Subsidiary, a “Joining Originator”).

(b)        On or before the date that any Joinder Agreement becomes effective, the Administrative Agent shall have received:

(i)        (A) a general corporate and enforceability opinion or opinions of outside counsel of the Joining Originator; (B) a security interest opinion covering the perfection of the Buyer in such Joining Originator’s interest in the Receivables together with the Related Security and Collections with respect thereto; (C) a true sale opinion with respect to such Joining Originator and (D) a non-consolidation opinion with respect to such Joining Originator;

(ii)        an officer’s certificate of such Joining Originator;

(iii)        UCC and tax lien search reports with respect to such Joining Originator;

(iv)        a UCC-1 Financing Statement;

(v)        a Subordinated Note;

(vi)        a Collection Account Agreement or confirmation that all Obligors with respect to such Joining Originator have been directed to remit payments to an account governed by a Collection Account Agreement;

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(vii)        a pro forma Monthly Report, together with a compliance certificate signed by the Servicer, in substantially the form of Exhibit IV to the Credit and Security Agreement, confirming that, following the joinder of such Joining Originator, no condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Credit and Security Agreement, shall exist; and

(viii)        the Organizational Documents of such Joining Originator, the IRS Form W-9 (or any successor form) of such Joining Originator and any other documentation that the Administrative Agent shall reasonably request.

(c)       At the request of any of the Committed Lenders, on or before the date that any Joinder Agreement becomes effective, upon reasonable notice and at the sole cost of the Joining Originator, such Joining Originator shall permit a third party reasonably acceptable to the Committed Lenders to perform a Review, which review is satisfactory to the Committed Lenders. For the avoidance of doubt, such Review shall not be one of the three (3) Reviews permitted in any one calendar year.

Section 7.8        CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF ANY TRANSFEROR OR THE BUYER, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 7.9        CONSENT TO JURISDICTION. EACH TRANSFEROR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH TRANSFEROR PURSUANT TO THIS AGREEMENT AND SUCH TRANSFEROR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST SUCH TRANSFEROR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SUCH TRANSFEROR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH TRANSFEROR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE STATE OF NEW YORK.

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Section 7.10        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SUCH TRANSFEROR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.11        Integration; Binding Effect; Survival of Terms.

(a)        This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)        This Agreement shall be binding upon and inure to the benefit of the Transferors, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Transferor may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Transferor. Without limiting the foregoing, each Transferor acknowledges that Buyer, pursuant to the Credit and Security Agreement, may assign to the Administrative Agent, for the benefit of the Lenders, its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit and Security Agreement. Each Transferor agrees that the Administrative Agent, as the assignee of Buyer, shall, subject to the terms of the Credit and Security Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Transferor agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) the indemnification and payment provisions of Article VI and (ii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.12        Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without

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invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WESTROCK MILL COMPANY, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK – SOUTHERN CONTAINER, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Third Amended and Restated Receivables Sale Agreement]

WESTROCK COMPANY OF TEXAS,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK CONVERTING, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK MINNESOTA CORPORATION,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK CALIFORNIA, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK CP, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK - SOLVAY, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK-GRAPHICS, INC.,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK COMMERCIAL, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK PACKAGING, INC.,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK CONSUMER PACKAGING GROUP, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK PACKAGING SYSTEMS, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK MWV, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK USC INC.,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK SOUTHEAST, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK BOX ON DEMAND, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK COATED BOARD, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK TEXAS, L.P.,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

WESTROCK VIRGINIA, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK, LLC,
as Originator

By:
Name:	M. Benjamin Haislip
Title:	Treasurer

Address:

All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

WESTROCK FINANCIAL. INC.,
as Buyer

By:
Name:
Title:

Address:

[Sixth Amended and Restated Receivables Sale Agreement]

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined).

(a)       Capitalized terms used and not otherwise defined in the Agreement or this Exhibit are used with the meanings attributed thereto in the Credit and Security Agreement.

(b)       As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof).

“2000 Agreement” has the meaning set forth in the preamble to the Agreement.

“2005 Agreement” has the meaning set forth in the preamble to the Agreement.

“2008 Agreement” has the meaning set forth in the preamble to the Agreement.

“2011 Agreement” has the meaning set forth in the preamble to the Agreement.

“2012 Agreement” has the meaning set forth in the preamble to the Agreement.

“2014 Agreement” has the meaning set forth in the preamble to the Agreement.

“Administrative Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

“Aggregate Average Eligible Receivables Balance” means, as of any date of determination, the average outstanding balance of Eligible Receivables as of the end of each month for the 12-month period ending on the Cut-off Date prior to the date of such determination.

“Aggregate Average Receivables Balance” means, as of any date of determination, the average outstanding balance of Receivables as of the end of each month for the 12-month period ending on the Cut-off Date prior to the date of such determination.

“Agreement” means the Sixth Amended and Restated Receivables Sale Agreement, dated as of July 22, 2016, among Originators and Buyer, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

“Applicable State” has the meaning set forth in Section 2.1(a).

“Average Eligible Receivables Balance” means, for an Obligor effectively designated pursuant to Section 1.8, the average outstanding balance of Eligible Receivables for such Obligor as of the end of each month for the 12-month period ending on the Cut-off Date prior to the date of such designation.

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“Average Receivables Balance” means, for an Obligor effectively designated pursuant to Section 1.8, the average outstanding balance of Receivables for such Obligor as of the end of each month for the 12-month period ending on the Cut-off Date prior to the date of such designation.

“Buyer” has the meaning set forth in the preamble to the Agreement.

“Capitalized Lease” means any lease the obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Collection Account” means each concentration account, depository account, lock-box account or similar account in which any Collections are collected or deposited and which is (i) listed on Exhibit III hereto, as such exhibit may be updated from time to time by notice to the Administrative Agent and (ii) subject to a Collection Account Agreement.

“Collection Account Agreement” means an agreement in form reasonably acceptable to the Administrative Agent among Buyer (or, in the case of an Originator Collection Account, the applicable Originator), the Administrative Agent and a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable; provided, however, that the term “Collections” shall not include any payment made for the account of a third-party service provider or sub-contractor whose services were not included in the amount invoiced for the applicable Receivable.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Credit and Collection Policy” means the credit and collection policies and practices of the Originators relating to Contracts and Receivables existing on the Amendment Closing Date and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

“Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables purchased from each Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to Buyer of financing its investment in such Receivables during such period, (ii) the risk of nonpayment by the Obligors, (iii) servicing costs, and (iv) factoring expenses. Each Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which such Originator and Buyer agree to make such change.

“Excluded Receivable” means any Originated Receivable (i) in respect of an obligor identified on Schedule B hereto (as such schedule may be updated from time to time by

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the Transferors in accordance with Section 1.8 hereof) and (ii) subject to a third-party financing arrangement.

“Excluded Receivable Compliance Condition” means a condition that is satisfied as of any date of determination if (i) the Excluded Receivable Ratio does not exceed 7.5% and (ii) the Excluded Receivable Obligor Ratio does not exceed 2.5%.

“Excluded Receivable Obligor Ratio” means, as of the date of determination with respect to an Obligor pursuant to Section 1.8, the ratio (expressed as a percentage) computed by dividing (x) the Average Eligible Receivables Balance for such Obligor and its Affiliates (if any), by (y) the Aggregate Average Eligible Receivables Balance.

“Excluded Receivable Ratio” means, as of any date of determination, the ratio (expressed as a percentage) computed by dividing (x) the sum of the Average Receivables Balances for the Obligors designated pursuant to Section 1.8 since the beginning of the current calendar year, by (y) the Aggregate Average Receivables Balance as of such date.

“Executive Officer” shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Indemnified Amounts” has the meaning set forth in Section 6.1.

“Indemnified Party” has the meaning set forth in Section 6.1.

“Initial Cutoff Date” means (a) for each Originator party to the 2000 Agreement, the close of business on the Business Day immediately preceding the date of the 2000 Agreement, (b) for each Originator party to the 2005 Agreement that was not also a party to the 2000 Agreement, the close of business on the Business Day immediately preceding the date of the 2005 Agreement, (c) for each Originator party to the 2008 Agreement that was not also a party to the 2000 Agreement or the 2005 Agreement, the close of business on the Business Day immediately preceding the date of the 2008 Agreement, (d) for WestRock – Solvay, LLC and WestRock CP, LLC, the close of business on the Business Day immediately preceding the date of the 2011 Agreement, (e) for WestRock – Graphics, Inc., WestRock Commercial, LLC, WestRock Packaging, Inc., WestRock Consumer Packaging Group, LLC and WestRock Packaging Systems, LLC, the close of business on July 21, 2016, (f) for WestRock MWV, LLC, WestRock USC Inc., WestRock Southeast, LLC, WestRock Box on Demand, LLC, WestRock Coated Board, LLC, WestRock Texas, L.P. and WestRock Virginia, LLC, May 1, 2019, (g) for WestRock, LLC, January 30, 2024 and (h) for each Joining Originator, the close of business on the Business Day immediately preceding the effective date of the applicable Joinder Agreement or such other date as is identified in the applicable Joinder Agreement.

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“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit IV attached hereto pursuant to which an entity is designated as a “Joining Originator” under this Agreement.

“Joining Originator” has the meaning set forth in Section 7.7.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit III hereto as such exhibit may be updated from time to time by notice to the Administrative Agent.

“Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time plus cash-on-hand, over (b) the sum of (i) the Aggregate Principal outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

“Original Balance” means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

“Originated Receivable” means all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under this Agreement) (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any sales tax or Finance Charges with respect thereto; provided, however, that the term “Originated Receivable” shall exclude any indebtedness or other obligations owed to an Originator by an Affiliate that is 100% owned, directly or indirectly, by an Originator or the Buyer. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Originated Receivable separate from an Originated Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall

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be an Originated Receivable regardless or whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

“Originator” has the meaning set forth in the Preliminary Statements; provided, however, that in the event that any such Originator is merged into, or sells or distributes substantially all its assets to, another direct or indirect wholly-owned subsidiary of the Parent, it shall no longer be an Originator, but the surviving or transferee entity shall succeed to the rights and obligations of such Originator and be deemed an Originator hereunder; further provided, however, that any entity that joins this Agreement pursuant to Section 7.7 hereof shall be deemed an Originator hereunder.

“Purchase” means the purchase by Buyer from an Originator pursuant to Sections 1.2(a) of the Agreement of the Receivables originated by such Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.

“Purchase Date” means (a) as to each Originator party to the 2000 Agreement, the date of the 2000 Agreement, (b) as to each Originator party to the 2005 Agreement that was not also a party to the 2000 Agreement, the date of the 2005 Agreement, (c) as to each Originator party to the 2008 Agreement that was not also a party to the 2005 Agreement, the date of the 2008 Agreement, (d) as to WestRock – Solvay, LLC and WestRock CP, LLC, the date of the 2011 Agreement and (e) as to WestRock – Graphics, Inc., WestRock Commercial, LLC, WestRock Packaging, Inc., WestRock Consumer Packaging Group, LLC and WestRock Packaging Systems, LLC, July 22, 2016, (f) for WestRock MWV, LLC, WestRock USC Inc., WestRock Southeast, LLC, WestRock Box on Demand, LLC, WestRock Coated Board, LLC, WestRock Texas, L.P. and WestRock Virginia, LLC, May 2, 2019, (g) for WestRock, LLC, January 31, 2024 and (h) for each Joining Originator, the date of the applicable Joinder Agreement.

“Purchase Price” means, with respect to the Purchase from each Originator, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables originated by such Originator and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

“Purchase Price Credit” has the meaning set forth in Section 1.4 of the Agreement.

“Purchase Report” has the meaning set forth in Section 1.2(b) of the Agreement.

“Receivable” means any Originated Receivable other than an Excluded Receivable.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer

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programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Related Security” means, with respect to any Receivable:

(i)       all of the applicable Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)       all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)       all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)       all service contracts and other contracts and agreements associated with such Receivable,

(v)       all Records related to such Receivable,

(vi)       all of the applicable Originator’s right, title and interest in each Lock-Box and each Collection Account, and

(vii)       all proceeds of any of the foregoing.

“Reportable Event” has the meaning set forth in Section 4.1(a)(i).

“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (a) 3% of the Aggregate Commitment under the Credit and Security Agreement, and (b) the product of (i) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Credit and Security Agreement, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Credit and Security Agreement.

“Review” has the meaning set forth in Section 4.1(d).

“Settlement Date” means, with respect to each Calculation Period, the date that is the 25th calendar day of the month following such Calculation Period (or if any such day is not a Business Day, on the next succeeding Business Day).

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“Subordinated Loan” has the meaning set forth in Section 1.3(a) of the Agreement.

“Subordinated Note” means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, and shall include any Subordinated Note issued pursuant to the 2005 Agreement and the 2008 Agreement.

“Termination Date” means, as to each Originator, the earliest to occur of (i) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f) with respect to such Originator, (ii) the Business Day specified in a written notice from Buyer to such Originator following the occurrence of any other Termination Event, and (iii) the date which is 10 Business Days after Buyer’s receipt of written notice from such Originator that it wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning set forth in Section 5.1 of the Agreement.

“Transferor” means as to all Receivables, together with the associated Related Security and Collections, the applicable Originator.

“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

Any accounting or financial term shall, unless otherwise indicated, be construed in accordance with the Accounting Principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

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Exhibit II

Principal Places of Business; Location(s) of Records;
Federal Employer Identification Number; Other Names

Exhibit II

Exhibit III

Lock-boxes; Collection Accounts; Collection Banks

Exhibit III

Exhibit IV

FORM OF JOINDER TO RECEIVABLES SALE AGREEMENT

Exhibit IV

Exhibit V

Credit and Collection Policies

Exhibit V

Exhibit VI

Form of Subordinated Note

SUBORDINATED NOTE

Exhibit VI

Exhibit VII

Form of Purchase Report

Exhibit VII

Schedule A

Schedule A - 1

Schedule B

LIST OF EXCLUDED RECEIVABLE OBLIGORS

Schedule B - 1